                            STOCK PURCHASE AGREEMENT


                                  by and among


                         NEWBRIDGE NETWORKS CORPORATION,


                             NEWBRIDGE NETWORKS, INC


                                       and


                          TANDEM COMPUTERS INCORPORATED






                                January 17, 1997

                                    EXHIBITS
                                    --------


Exhibit 1.3                Escrow Agreement

Exhibit 2.4A [SIC]         9/30/96 Financial Statements

Exhibit 2.4B [SIC]         12/31/96 Financial Statements

Exhibit 2.11A              Cross License

Exhibit 2.11B              Trademark License

Exhibit 2.12               Proprietary Information and Rights Agreements

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE I         DEFINITIONS; PURCHASE AND SALE.............................  1

         1.1      Definitions................................................  1
         1.2      Transfer of Stock by Seller................................  5
         1.3      Purchase Price.............................................  5
         1.4      Purchase Price Adjustments; Total Purchase Price...........  5
         1.5      Funding Adjustment.........................................  6
         1.6      Retention Adjustment.......................................  6
         1.7      Tax Adjustment.............................................  6
         1.8      Earn-Out...................................................  7

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF SELLER...................  8

         2.1      Organization and Authority.................................  8
         2.2      Capitalization; Subsidiaries...............................  9
         2.3      Financial Statements; Auditors Reports .................... 10
         2.4      Absence of Liabilities..................................... 10
         2.5      Absence of Certain Changes or Events....................... 11
         2.6      Inventories................................................ 12
         2.7      Accounts Receivable........................................ 12
         2.8      Bank Accounts.............................................. 13
         2.9      Personal Property.......................................... 13
         2.10     Real Property.............................................. 13
         2.11     Intangible Property........................................ 13
         2.12     Protection of Intangible Property and Confidential
                  Information................................................ 14
         2.13     Transferred Assets......................................... 14
         2.14     Product Warranties and Returns............................. 14
         2.15     Litigation................................................. 14
         2.16     Permits.................................................... 15
         2.17     Compliance with Law........................................ 15
         2.18     Minute Books............................................... 15
         2.19     Personnel.................................................. 15
         2.20     Insurance.................................................. 16
         2.21     Taxes...................................................... 16
         2.22     Order Backlog.............................................. 18
         2.23     Material Contracts......................................... 18
         2.24     Government Contracts....................................... 19
         2.25     Absence of Environmental Liabilities....................... 21
         2.26     Power of Attorney and Suretyships.......................... 22
         2.27     Certain Payments........................................... 22
         2.28     Hart-Scott Rodino Notice................................... 23
         2.29     Resignations of Directors.................................. 23
         2.30     Brokers and Finders........................................ 23
         2.31     Accuracy of Documents and Information...................... 23
         2.32     Disclosure in Schedules.................................... 23
         2.33     Authority Relating to this Agreement; No Violation
                  of Other Instruments....................................... 24
         2.34     Consents................................................... 24
         2.35     Effect of Investigation.................................... 24

                                TABLE OF CONTENTS
                                -----------------
                                  (continued)
                                                                            Page
                                                                            ----

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PARENT AND
                  BUYER...................................................... 25

         3.1      Organization and Authority................................. 25
         3.2      Authority Relating to this Agreement; No Violation
                  of Other Instruments....................................... 25
         3.3      Consents................................................... 25
         3.4      Hart-Scott-Rodino Notice................................... 26
         3.5      Brokers and Finders........................................ 26

ARTICLE IV        INDEMNITY AND SET-OFF...................................... 26

         4.1      Indemnity.................................................. 26
         4.2      Claims..................................................... 27
         4.3      Set-off under Escrow Agreement............................. 28
         4.4      Limitations................................................ 28

ARTICLE V         COVENANTS.................................................. 29

         5.1      Operational Support........................................ 29
         5.2      Tax Covenants.............................................. 29
         5.3      Cooperation................................................ 31
         5.4      Transferred Inventory...................................... 31

ARTICLE VI        MISCELLANEOUS.............................................. 31

         6.1      Announcements.............................................. 31
         6.2      Assignment................................................. 31
         6.3      Expenses................................................... 32
         6.4      Further Assurances......................................... 32
         6.5      Notices.................................................... 32
         6.6      Entire Agreement and Modification.......................... 32
         6.7      Survival of Terms.......................................... 33
         6.8      Governing Law.............................................. 33
         6.9      Severability............................................... 33
         6.10     Headings................................................... 33
         6.11     Counterparts............................................... 33
         6.12     Mutual Contribution........................................ 33
         6.13     Dispute Resolution; Arbitration............................ 33

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This STOCK PURCHASE AGREEMENT (the "Agreement") dated January 17, 1997 by and among Newbridge Networks Corporation, a corporation organized under the laws of Canada ("Parent"), Newbridge Networks, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Buyer") and Tandem Computers Incorporated, a Delaware corporation ("Seller"), to be effective as of December 31, 1996 (the "Effective Date").

                                 R E C I T A L S
                                 - - - - - - - -

     A. Seller owns all of the outstanding capital stock (the "Stock") of Ungermann-Bass Networks, Inc., a Delaware corporation doing business as UB Networks, Inc. (the "Company").

     B. Subject to the terms and conditions of this Agreement, Seller desires to sell, and Parent desires to have Buyer purchase, the Stock of the Company for the consideration described herein.

     THE PARTIES AGREE as follows:


                                    ARTICLE I

                         DEFINITIONS; PURCHASE AND SALE
                         ------------------------------

     1.1 Definitions. When used in this Agreement, except as otherwise expressly
         -----------
provided, the following terms shall have the following meanings:

     "12/31/96 Balance Sheet" shall have the meaning set forth in Section 2.3.
      ----------------------                                      -----------

     "Adjusted Purchase Price" shall have the meaning set forth in Section 1.4.
      -----------------------                                      -----------

     "Affiliate" shall mean any entity which controls, is controlled by or is
      ---------
under common control with a party. An entity shall be regarded as in control of another entity if it owns or controls at least 50% of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

     "Base Purchase Price" shall have the meaning set forth in Section 1.3.
      -------------------                                      -----------

     "Business" shall mean the business of the Company and its Subsidiaries
      --------
taken together.

     "Closing Date" shall mean the date hereof.
      ------------

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Company" shall mean Ungermann-Bass Networks, Inc., a Delaware corporation
      -------
doing business as UB Networks, Inc.

     "Common Stock" shall have the meaning set forth in Section 2.2.
      ------------                                      -----------

     "Contract" shall mean any agreement, arrangement, bond, commitment,
      --------
franchise, indemnity, indenture, instrument, lease, purchase order, sales order, license or understanding, whether or not in writing, to which the Company or a Subsidiary is a party.

     "Earn-out" shall have the meaning set forth in Section 1.8.
      --------                                      -----------

     "Effective Date" shall mean December 31, 1996.
      --------------

     "Employee Plans" shall mean all present and prior (including terminated and
      --------------
transferred) plans, programs, agreements, arrangements and methods of contributions or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of Company or any Subsidiary or to any other person who provides services directly to Company or any Subsidiary, (excluding employees of Seller and its Affiliates other than Company and its Subsidiaries), whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are subject to ERISA and/or qualified under the Code. The term "Employee Plan" includes, but is not limited to, pension, retirement, profit sharing, percentage compensation, stock purchase, stock option, bonus and non-qualified deferred compensation plans. The term "Employee Plan" also includes, but it not limited to, disability, medical, dental, workers compensation, health insurance, life insurance or other death benefits, incentive, severance plans, vacation benefits and fringe benefits.

     "Equity Securities" shall mean any capital stock or other equity interest
      -----------------
or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended, and the related regulations and published interpretations.

     "Escrow Agreement" shall have the meaning set forth in Section 1.3.
      ----------------                                      -----------

     "Escrow Holder" shall have the meaning set forth in Section 1.3.
      -------------                                      -----------

     "Financial Statements" shall have the meaning set forth in Section 2.3.
      --------------------

     "GAAP" shall mean generally accepted United States accounting principles,
      ----
as in effect from time to time.

     "Governmental Body" shall mean any: (a) nation, state, commonwealth,
      -----------------
province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

     "Government Bid" shall mean any quotation, bid or proposal submitted to any
      --------------
Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     "Government Contract" shall mean any prime contract, subcontract, letter
      -------------------
contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

     "Gross Profit" shall have the meaning set forth in Section 1.8.
      ------------                                      -----------

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended.

     "Intangible Property" shall mean all patents, trademarks, trade names,
      -------------------
copyrights, processes, designs, formulas, inventions, trade secrets, know-how, technology or other proprietary rights related to Company's or any Subsidiary's products or services and necessary to the conduct of the Business.

     "Legal Requirement" shall mean any federal, state, local, municipal,
      -----------------
foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     "Liens" shall mean all liens, charges, easements, security interests,
      -----
mortgages, conditional sale contracts, equities, rights of way, covenants, restrictions, title defects, objections, claims or other encumbrances.

     "Material Adverse Effect" shall mean any breach,
      -----------------------
change or other matter that (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in this Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the financial condition, assets, liabilities, business, prospects or results of operations of the Company and its Subsidiaries taken together.

     "Management Contracts" shall have the meaning set forth in Section 1.6.
      --------------------                                      -----------

     "Material Contract" shall have the meaning set forth in Section 2.23.
      -----------------                                      ------------

     "Partial Tax Year" means a taxable year which begins prior to the date
      ----------------
hereof, includes the date hereof, but does not end on the date hereof.

     "Pay to Stay Contracts" shall have the meaning set forth in Section 1.6.
      ---------------------                                      -----------

     "Person" shall mean an association, corporation, individual, partnership,
      ------
trust or any other entity or organization.

     "Permits" shall mean any license, permit, franchise, certificate of
      -------
authority, or order, or any waiver of the foregoing, required by any Governmental Body.

     "Pre-Closing Partial Period" shall mean the portion of the fiscal year of
      --------------------------
the Company beginning on October 1, 1996 and ending on the Closing Date.

     "Post-Effective Date Partial Period" shall mean the portion of the tax year
      ----------------------------------
of the Company beginning on the day following the Effective Date.

     "Pre-Effective Date Partial Period" shall mean the portion of the fiscal
      ---------------------------------
year of the Company beginning on October 1, 1996 and ending on the Effective
Date.

     "Real Property" shall have the meaning set forth in Section 2.10.
      -------------                                      ------------

     "Stock" shall mean all of the outstanding capital stock of Company.
      -----

     "Subsidiary" shall mean any Person in which the Company has a direct or
      ----------
indirect equity ownership interest of 50% or more.

     "Tax" shall mean any tax (including any income tax,
      ---
franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     "Tax Return" shall mean any return (including any information return),
      ----------
report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Total Purchase Price" shall have the meaning set forth in Section 1.4.
      --------------------                                      -----------

     "UB Products" shall have the meaning set forth in Section 1.8.
      -----------                                      -----------

     1.2 Transfer of Stock by Seller. On the Closing Date and subject to the
         ---------------------------
terms and conditions of this Agreement, Seller shall sell the Stock to Buyer, free and clear of all Liens, and deliver certificates evidencing the Stock to Buyer. The certificates shall be properly endorsed for transfer to, or accompanied by a duly executed stock power in favor of, Buyer.

     1.3 Purchase Price. On the Closing Date and subject to the terms and
         --------------
conditions of this Agreement, Buyer shall purchase the Stock from Seller and Buyer shall pay to Seller the sum of (U.S.) $118,000,000 (the "Base Purchase Price"). (U.S.) $106,200,000 of the Base Purchase Price shall be payable by wire transfer of immediately available funds and the balance of (U.S.) $11,800,000 shall be payable by delivery of a check payable to the order of Chemical Trust Company of California , as escrow holder ("Escrow Holder") pursuant to an escrow agreement between Seller, Buyer and Escrow Holder attached hereto as Exhibit 1.3
                                                                     -----------
(the "Escrow Agreement").

     1.4 Purchase Price Adjustments; Total Purchase Price. The Base Purchase
         ------------------------------------------------
Price shall be subject to the adjustments set forth in Sections 1.5, 1.6 and 1.7
                                                       ------------  ---     ---
below, such Purchase Price as adjusted being the "Adjusted Purchase Price." The Adjusted Purchase Price shall be increased by any amounts paid by Buyer to Seller pursuant to the Earn-Out (the Adjusted Price as so increased being the "Total Purchase Price").

     1.5 Funding Adjustment. The Base Purchase Price shall be adjusted for (a)
         ------------------
any net cash payments made by Seller to or on behalf of Company and its Subsidiaries in the ordinary course of business consistent with past practices from the Effective Date to the Closing Date not already included in the Base Purchase Price and a true-up of the approximately (U.S.) $5,000,000 U.K. loan repayment and (b) simple interest on Seller's cash advances to Company and its Subsidiaries between the Effective Date and the Closing Date at the rate of six percent per annum (the "Funding Adjustment"). Seller shall deliver its calculation of the Funding Adjustment to Parent within three business days of the Closing Date. Parent shall have three business days to review Seller's calculation of the Funding Adjustment and shall notify Seller in writing ("Parent's Objection") of any disagreement, setting forth a specific description of the basis of Parent's Objection. If Parent and Seller are unable to resolve all of their disagreements with respect to the determination within ten days following the completion of the Seller's review of Buyer's Objection, they shall refer their remaining differences to KPMG Peat Marwick (the "CPA Firm") who shall, acting as experts and not as arbitrators, determine with respect to the remaining differences so submitted, any adjustment to the Funding Adjustment. The parties shall instruct the CPA Firm to deliver its written determination to Buyer and Parent no later than the twentieth day after the remaining differences underlying Buyer's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon Buyer and Parent. The fees and disbursements of the CPA Firm shall be shared equally by Buyer and Parent.

     1.6 Retention Adjustment. The Base Purchase Price shall be decreased by (a)
         --------------------
100 percent of payments made by Company pursuant to the contracts listed on
Schedule 1.6(a) hereto (the "Pay to Stay Contracts"), (b) 100 percent of the
---------------
payments made by Company pursuant to the contracts listed on Schedule 1.6(b)
                                                             ---------------
hereto (the "Management Contracts"), and (c) 50 percent of the lesser of (1) payments made by Company pursuant to any new Company retention plan that may be adopted after the Closing Date and that are to persons who are covered by the Management Contracts but do not receive payments under such contracts or (2) the amount such persons would be entitled to receive if the criteria of the Management Contracts were met. The payment for each such adjustment shall be made by Seller promptly upon receipt of notice and reasonable evidence from Company of a payment requiring the adjustment.

     1.7 Tax Adjustment.
         --------------

     (a) The Purchase Price has been calculated on the assumption that the Available Tax Savings to Buyer after Seller files its 1996 and 1997 United States Federal income tax returns shall be (U.S.) $20,000,000. For the purposes hereof, "Available Tax Savings" shall mean: (i) 34% of Company's and its U.S.

Subsidiaries' net operating loss carryforwards under Section 172 of the Code for regular United States Federal income tax purposes; (ii) 34% of any net built-in loss of the Company or any of its U.S. Subsidiaries within the meaning of Section 382 of the Code; (iii) to the extent not included in (i) or (ii), 34% of the deductible compensation paid by the Company or any of its U.S. Subsidiaries under the UB Retention Plan and reimbursed by Seller; (iv) 100% of Company's and its U.S. Subsidiaries' research credits which constitute a business credit carryforward under Section 39 of the Code for United States Federal income tax purposes to the extent such research credits will be available to by Buyer under Section 383 of the Code and will not be unavailable for use by Buyer by reason of the limitations on carryforwards contained in
Section 39 of the Code and the limitations on use (including the ordering rules) contained in Section 383 of the Code and the Treasury Regulations thereunder; less (v) (U.S.) $2,720,000.

     (b) Within thirty days of the date Seller files its 1997 United States Federal income tax return, but in no event later than August 1, 1998, Seller shall deliver to Parent its calculation of the Available Tax Savings. Subject to the provisions of Section 1.6(c) hereof, the Base Purchase Price shall be decreased by 50 cents for every dollar the Available Tax Savings are below (U.S.) $20,000,000 or increased 50 cents for every dollar the Available Tax Savings exceeds (U.S.) $20,000,000; provided that the Base Purchase Price shall
                                    --------
not be increased by more than (U.S.) $1,000,000 and that the party required to make a payment pursuant to such adjustment shall promptly pay the other party.

     (c) Parent shall have fifteen days to review Seller's calculation of the Available Tax benefits under Section 1.6(b), and shall notify Seller in writing
                             --------------
("Parent's Objection") of any disagreement, setting forth a specific description of the basis of Parent's Objection and the adjustment which Buyer believes should be made. Seller shall have fifteen days to review and respond to Parent's Objection. If Parent and Seller are unable to resolve all of their disagreements with respect to the determination within ten days following the completion of the Seller's review of Parent's Objection, they shall refer their remaining differences to the CPA Firm who shall, acting as experts and not as arbitrators, determine with respect to the remaining differences so submitted, any adjustment to the Available Tax Savings. The parties shall instruct the CPA Firm to deliver its written determination to Parent and Seller no later than the twentieth day after the remaining differences underlying Parent's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon Parent and Seller. The fees and disbursements of the CPA Firm shall be shared equally by Parent and Seller.

     1.8 Earn-Out.
         --------

     (a) For each of the first two four-quarter periods commencing with the calendar quarter beginning January 1, 1997, the Buyer will pay to Seller 50% of the Gross Profit generated on UB Products, to the extent such Gross Profit is in excess of (U.S.) $108,000,000 for such four-quarter period (the "Earn-Out").
For purposes of this calculation, "Gross Profit" shall be computed in accordance with GAAP and the historical practices of Company as set forth on Schedule
                                                                  --------
1.8(a) hereto. The products to be included in such calculation shall be those
------
products listed on Schedule 1.8(b) hereto (the "UB Products"). The Earn-Out will
                   ---------------
be payable at the end of each four-quarter period based on the Gross Profit during such period. The calculation for each such period shall be made on a non-cumulative basis, with no reach back or forward.

     (b) Within thirty days of the end of each four quarter period, Parent shall deliver to Seller its calculation of Gross Profits for such period, which shall disclose in reasonable detail the calculation of such Gross Profit, including any adjustments and reserves impacting the calculation, consistent with the basis for the established calculation formula. Seller shall have fifteen days to review Parent's calculation of the Earn-Out, and shall notify Parent in writing ("Seller's Objection") of any disagreement, setting forth in reasonable detail the basis of Seller's Objection and the adjustment which Seller believes should be made. Seller shall have fifteen days to review and respond to Parent's Objection. If Parent and Seller are unable to resolve all of their disagreements with respect to the determination within ten days following the completion of the Parent's review of Seller's Objection, they shall refer their remaining differences to the CPA Firm who shall, acting as experts and not as arbitrators, determine with respect to the remaining differences so submitted, any adjustment to the Available Tax Savings. The parties shall instruct the CPA Firm to deliver its written determination to Parent and Seller no later than the twentieth day after the remaining differences underlying Parent's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon Parent and Seller. The fees and disbursements of the CPA Firm shall be shared equally by Parent and Seller.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller hereby represents and warrants to Parent and Buyer that:

     2.1  Organization and Authority. Seller and Company are corporations duly
          --------------------------
organized, validly existing and in good
standing under the laws of the State of Delaware. Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party. Schedule 2.1 lists (a) all
                                               ------------
Subsidiaries and correctly sets forth the capitalization of each Subsidiary and ownership interest of Company or any other Person therein, (b) the jurisdiction in which each Subsidiary is organized, (c) each jurisdiction in which Company and each Subsidiary is or is required to be qualified or licensed to do business as a foreign Person, except where failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect; (d) a brief summary of each Subsidiary's business and material operations, and (e) the current directors and executive officers of Company and of each Subsidiary. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except where failure to be in good standing would not have a Material Adverse Effect. Each of Company and its Subsidiaries has all necessary corporate power and authority to own its properties and assets and to carry on its business as now conducted and is duly qualified or licensed to do business as a foreign Person in each jurisdiction where it conducts business or has assets, except where failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect. Neither Company nor Seller has received notice of any failure of Company or any Subsidiary to be so qualified, licensed or in good standing in any jurisdiction.

     2.2  Capitalization; Subsidiaries. Seller owns all of the outstanding
          ----------------------------
shares of capital stock of Company beneficially and of record. Except as described in Schedule 2.1, Company owns all of the outstanding Equity Securities
             ------------
of each of the Subsidiaries, beneficially and of record. Schedule 2.2 lists all
                                                         ------------
Equity Securities of Persons other than Subsidiaries owned beneficially and of record by Company. All of such Equity Securities of Company, Subsidiaries and those listed on Schedule 2.2(a) are owned free and clear of any Encumbrance.
                ---------------
Buyer will acquire good and marketable title to and complete ownership of the Stock, free of any Lien. The authorized capital stock of Company consists of 91,000,741 shares of capital stock of which 65,000,000 are denominated Common Stock, $.001 par value (the "Common Stock"), and 5,000,000 shares are denominated Preferred Stock, $.001 par value, and 21,000,741 shares are denominated Class A Common Stock, $.001 par value. There are 21,000,741 shares of Class A Common Stock outstanding and held by Seller and no shares denominated as Preferred Stock or Common Stock are outstanding. Company has outstanding options to purchase 2,220,334 shares of Common Stock. Schedule 2.2(b) lists the
                                                      ---------------
names of each person holding such options and the exercise price, expiration date and the number of shares of Common Stock issuable upon exercise of each such option. Except as set forth in Schedule 2.2(b), there are no outstanding
                                    ---------------
Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Company or any

Subsidiary, or to restructure or recapitalize Company or any
Subsidiary. Except as set forth in Schedule 2.2(b), there are no outstanding
                                   ---------------
Contracts of Seller, Company or any Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities of Company or anySubsidiary, nor are there any Contracts of any other Person to do so. All outstanding Equity Securities of Company and its Subsidiaries, are duly authorized, validly issued, fully paid and nonassessable and were issued in conformity with applicable laws. There are no preemptive rights in respect of any Equity Securities of Company or any Subsidiary. Any Equity Securities of Company or any Subsidiary which were issued and reacquired by any of such entities were so reacquired (and, if reissued, so reissued) in compliance with all applicable laws, and neither Company nor any Subsidiary has any outstanding obligation or liability with respect thereto.

     2.3  Financial Statements; Auditors Reports. Seller has delivered unaudited
          --------------------------------------
consolidated and consolidating financial statements of Company and its Subsidiaries (the "Financial Statements") to Parent as follows:

             Financial Statement                             Exhibit
-------------------------------------------------      --------------------

Balance Sheet of Company as of September 30, 1996       Attached hereto as
and Statements of Income and Cash Flow for the          Exhibit 2.3A
fiscal year ended September 30, 1996                    ------------


Balance Sheet of Company as of December 31, 1996        Attached hereto as
("12/31/96 Balance Sheet") and Statements of            Exhibit 2.3B
Income and Cash Flow for the period from                ------------
September 30, 1996 through December 31, 1996

Each Financial Statement is in accordance with the books and records of Company and its Subsidiaries, fairly presents the financial position of Company and its Subsidiaries at the date indicated, and the incomes and expenses, results of operations and cash flow of Company and its Subsidiaries for the period indicated, and has been prepared in accordance with GAAP consistently applied, except that the Financial Statements do not contain detailed footnotes in conformity with GAAP requirements. Company or Seller has also delivered to Parent all management reports to Company or Seller or their respective Boards of Directors from Company's or Seller's auditors (or from any previous auditors of Company or Seller) relating to the Business received during the past five years and Company's or Seller's responses thereto.

     2.4  Absence of Liabilities. Except as set forth in Schedule 2.4, as of
          ----------------------                         ------------
December 31, 1996, neither the Company nor any Subsidiary had any indebtedness or liability (fixed or contingent, accrued or unaccrued) which is not shown or provided for in accordance with GAAP on the 12/31/96 Balance Sheet. Except as set forth on
Schedule 2.4, as of the Effective Date, there were no amounts owed by the
------------
Company or any Subsidiary to Seller.

     2.5 Absence of Certain Changes or Events. Since September 30, 1996, except
         ------------------------------------
as shown or provided for in accordance with GAAP on the 12/31/96 Balance
Sheet or as set forth in Schedule 2.5, there have been no changes in the
                         ------------
financial condition, assets, liabilities, business, prospects, or the results of operations of Company or any Subsidiary, other than changes in the ordinary course of business which have not had a Material Adverse Effect. Without limiting the foregoing, since September 30, 1996, except as shown or provided for in accordance with GAAP on the 12/31/96 Balance Sheet, as set forth in
Schedule 2.5 or as contemplated by this Agreement: (i) neither the Company nor
------------
any Subsidiary has entered into any transaction other than in the ordinary course of business; (ii) there have been no losses or damage to any of the assets of the Company or any Subsidiary due to fire or other casualty which are not covered by insurance; (iii) there has been no increase or decrease in the rates of direct compensation payable or to become payable by Company or any Subsidiary to any employee, agent or consultant (other than routine increases made in the ordinary course of business), or any bonus, percentage compensation, service award or other like benefit, granted, made or accrued to or to the credit of any such employee, agent or consultant, or any welfare, pension, retirement or similar payment or arrangement made or agreed to be made by Company or a Subsidiary (other than such events occurring pursuant to any previously existing benefit plan), nor has Company or any Subsidiary through negotiation or otherwise, made any commitment or incurred any liability or obligation to any labor organization; (iv) neither the Company nor any Subsidiary, nor any third party thereto, has executed, created, amended or terminated any Contract except in the ordinary course of business; (v) neither the Company nor any Subsidiary has declared or paid any dividend or made any distribution on its capital stock, nor redeemed, purchased or otherwise acquired any of its capital stock; (vi) neither the Company nor any Subsidiary has received notice that there has been a cancellation of an order for its products or services or a loss of a customer not reflected in Company or Subsidiary backlog as of December 31, 1996; (vii) there has been no resignation or termination of employment of any officer or key employee of the Company or any Subsidiary and neither Seller nor Company knows of the impending resignation or termination of employment of any officer or key employee of the Company or any Subsidiary, except as may be contemplated by Parent; (viii) there has been no change in the contingent obligations of Company or any Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise; (ix) there have been no loans made by Company or any Subsidiary to any of their employees, officers or directors, other than travel advances and other advances made in the ordinary course of business; (x) there has been no waiver or compromise by the Company or any Subsidiary of a right or of a debt owed to it; (xi) neither the Company nor any Subsidiary has made or agreed to make any disbursements or payments of any kind to any member or members of its Board of Directors other than routine and ordinary payments in respect of service as such a member; (xii) there has been no individual capital expenditure by the Company or its Subsidiaries exceeding (U.S.) $100,000; (xiii) there has been no change in accounting methods or practices (including without limitation, any change in depreciation or amortization policies or rates) by the Company; (xiv) there has been no revaluation by the Company of any of its assets; (xv) there has been no sale or transfer of any of the Company's or the Subsidiaries' assets, except in the ordinary course of business or as set forth on Schedule 2.13(a); (xvi) there has
                                               ----------------
been no loan by the Company or any Subsidiary to any person or entity other than in the ordinary course of business; (xvii) there has been no commencement or notice of threat of commencement of any proceeding against or investigation of the Company or any Subsidiary or their affairs by a Governmental Body; (xviii) there has been no revocation of any license or right to do business granted to the Company or any Subsidiary; (xix) the Company has not paid any obligation or liability (fixed, contingent or otherwise) or discharged or satisfied any Lien, or settled any liability, claim, dispute, proceeding, suit or appeal pending or threatened against it, except in the ordinary course of business; and (xx) there has been no agreement or commitment by the Company to do or perform any of the acts described in this Section 2.5.
                       -----------

     2.6  Inventories. All inventories of the Company and its Subsidiaries
          -----------
included on the 12/31/96 Balance Sheet are of a quantity and quality consistent with good business practices, net of any reserves shown on the 12/31/96 Balance Sheet (which reserves were calculated on a basis consistent with GAAP), and were purchased in the ordinary course of the Business. The amounts shown for inventories on the Balance Sheet have been determined in accordance with GAAP on a first-in, first-out basis, with finished goods, raw materials and work-in-process stated at the lower of cost or net realizable value. All of the inventory and other goods manufactured by Company were produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and the regulations and orders issued under Section 14 thereof by the United States Department of Labor.

     2.7  Accounts Receivable. The accounts receivable of Company reflected in
          -------------------
the 12/31/96 Balance Sheet represent sales actually made in the ordinary course of business, and have been properly accrued in accordance with GAAP net of any reserves shown on the 12/31/96 Balance Sheet (which reserves were calculated on a basis consistent with GAAP). Seller has delivered to Parent Schedule 2.7,
                                                              ------------
which is a complete and accurate aging analysis of the receivables of Company and its Subsidiaries. In addition, Seller has delivered to Parent a complete and accurate list of all receivables of Company, UB Networks Limited and Ungermann-Bass Networks Kabushiki Kaisha. Except as set forth on Schedule 2.7,
                                                                 ------------
as of the Effective Date, there was no amount owed to the Company or any Subsidiary by Seller.

     2.8  Bank Accounts. Schedule 2.8 lists each bank, trust company, savings
          -------------  ------------
institution, brokerage firm, mutual fund or other financial institution with which the Company or any Subsidiary has an account or safe deposit box and each credit card issued in the name of the Company or any Subsidiary and the names and identification of all persons authorized to draw thereon, have access thereto or have use thereof.

     2.9  Personal Property. Company and its Subsidiaries own all fixed assets
          -----------------
and tangible personal property reflected in the 12/31/96 Balance Sheet, including, without limitation, all computers, equipment, supplies, furniture and fixtures, free and clear of all Liens. All such property is in good state of maintenance and repair, except for ordinary wear and tear. All of the leases to such property are valid and enforceable and are not in default.

     2.10  Real Property. Schedule 2.10 lists all real property owned or leased
           -------------  -------------
by the Company or any Subsidiary (the "Real Property"). All of the leases to the Real Property are valid and enforceable and are not in default. The Real Property, the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations, except where failure to comply with any such law, ordinance or regulation would not result in a Material Adverse Effect. Neither Company nor Seller has received notice of any lack of compliance with any such law, ordinance or regulation. There are no outstanding Contracts made by Company or any Subsidiary for any improvements made to the Real Property that have not been paid for or which are not reflected in the 12/31/96 Balance Sheet.

     2.11  Intangible Property. All patents, trademarks and trade names
           -------------------
necessary to the conduct of the Business are listed on Schedule 2.11(a).
                                                       ----------------
All Intangible Property is either (a) owned by the Company as sole and beneficial owner without restriction (including but not limited to charges, mortgages or licenses) or (b) is licensed to the Company under Contracts listed on Schedule 2.11(b). All Intangible Property owned by Seller which is necessary
   ----------------
to the conduct of the Business is licensed to the Company under the terms of the Cross License Agreement and Trademark Agreement between Company and Seller attached hereto as Exhibit 2.11A and Exhibit 2.11B, respectively. The conduct of
                   -------------     -------------
the Business does not infringe, misuse or misappropriate any patent, trademark, trade name, copyright, process, design, formula, invention, trade secret, know-how, technology or other proprietary right of any other person. Except as otherwise noted on Schedule 2.11(c), no litigation is pending or has been
                   ----------------
threatened against Company or any Subsidiary or any officer, director, shareholder, employee or agent of Company or any Subsidiary, for the infringement, misuse or misappropriation of any patent, trademark, trade name, copyright, process, design, formula, invention, trade secret, know-how, technology or other proprietary right owned by any other person; nor, to the best of Seller's and Company's knowledge, does any basis exist for any such litigation. To the best of Seller's and Company's knowledge, there has been no infringement, misuse or misappropriation by any other person of any patent, trademark, trade name, copyright, process, design, formula, invention, trade secret, know-how, technology or other proprietary right belonging to Company or any Subsidiary.

     2.12  Protection of Intangible Property and Confidential Information.
           --------------------------------------------------------------
Company or a Subsidiary and each employee of, and each consultant to, the Company or any Subsidiary who has worked on or contributed to the development of the Intangible Property has executed a proprietary information and inventions agreement substantially to the effect of one of the forms attached hereto as
Exhibit 2.12 (each a "Proprietary Information and Rights Agreement"). No
------------
individual employee or third-party contractor of, or consultant to, the Company or any Subsidiary who has worked on any Intangible Property has any individual rights to such Intangible Property. Neither the Company nor any Subsidiary has disclosed any confidential information of the Company or any Subsidiary, or any confidential information in the possession of the Company or any Subsidiary under an obligation of confidentiality to any third party, except pursuant to a valid and binding agreement that prevents disclosure or misuse of such information, except where such disclosure would not result in a Material Adverse Effect.

     2.13  Transferred Assets. Company has transferred or assigned to Seller
           ------------------
those assets listed on Schedule 2.13(a).
                       ----------------

     2.14  Product Warranties and Returns. Neither the Company nor any
           ------------------------------
Subsidiary has made any warranties or guarantees relating to the Company's or any Subsidiary's products that are not in the ordinary course of business and that have not been properly accrued in the 12/31/96 Balance Sheet in accordance with GAAP. Neither the Company nor any Subsidiary is subject to any pending or threatened product liability claim or action, and, to the best of Seller's and Company's knowledge, there is no basis for any claim or action in the future.

     2.15  Litigation. Except as set forth on Schedule 2.15, there is no
           ----------                         -------------
pending or, to Company's or Seller's knowledge, threatened action, suit, proceeding, arbitration or investigation, at law or in equity or otherwise in, for or by any court, other Governmental Body or arbitration to which Company or any Subsidiary, or any officer, director, shareholder, employee or agent of Company or any Subsidiary is a party or which could result in a Material Adverse Effect; nor, to Seller's and Company's knowledge, does any basis exist for any such action, suit, proceeding or investigation. Except as set forth on Schedule
                                                                       --------
2.15, neither the Company nor any Subsidiary is subject
----
to any decree, judgment, order, law, regulation or award of any court, other Governmental Body or arbitration which could result in a Material Adverse Effect or which could prevent the transactions contemplated by this Agreement.

     2.16  Permits. The Company and its Subsidiaries have at all times held all
           -------
permits that are required to permit each of them to conduct their respective businesses as now conducted, and all such permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement, except where failure to hold or have held any such permits would not result in a Material Adverse Effect.

     2.17  Compliance with Law. The Company and its Subsidiaries are organized
           -------------------
and have conducted their respective businesses in accordance with all applicable laws, including without limitation export laws and regulations, and the forms, procedures and practices of the Company and its Subsidiaries are in compliance with all applicable laws in all respects, except where failure to comply would not result in a Material Adverse Effect.

     2.18  Minute Books. Company or Seller has made available complete and
           ------------
accurate copies of the minute books of the Company and its Subsidiaries to Parent. The minute books reflect all material actions and proceedings taken to date by the respective shareholders, boards of directors and committees of the boards of directors of Company and its Subsidiaries, and such minute books contain true and complete copies of the charter documents of the Company and its Subsidiaries and all related amendments.

     2.19  Personnel. Schedule 2.19(a) lists (i) all written Employee Plans,
           ---------  ----------------
(ii) all written Contracts with directors, officers, management-level employees or unions, (iii) any other written Contracts applying generally to employees of Company or any Subsidiary, and (iv) all written Contracts with consultants providing services to Company or any Subsidiary at the rate of 32 hours per week or more, to which the Company or any Subsidiary is a party or is subject as of the date of this Agreement. Schedule 2.19(b) contains a complete
                                          ----------------
and accurate list of the following information for each employee of Ungermann-Bass Networks Kabushiki Kaisha and the European Subsidiaries: employer, name, birth date, hire date, job description and salary (other than routine increases in salary made in the ordinary course of business consistent with past practices). Neither the Company nor any Subsidiary is in default with respect to any obligation under the Employee Plans and other employment-related Contracts listed on Schedule 2.19(a), which default would result in a Material
                    ----------------
Adverse Effect. Seller has made available to Parent complete and correct copies of all such written contractual obligations; there are no such oral obligations, except as referenced on Schedule 2.19(a). Except as set forth on Schedule
                        ----------------                         --------
2.19(a), neither Seller, Company nor any Subsidiary has any union
-------
contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups relating to the Business, nor is Seller, Company or any Subsidiary currently engaged in any labor negotiations relating to the Business except in minor grievances not involving any employee organization or group, nor, to the knowledge of Seller and Company, is the Company or any Subsidiary the subject of any union organizing activity affecting the Business. There is no pending or, to the best of Seller's and Company's knowledge, threatened labor dispute, strike or work stoppage affecting the Business. All Employee Plans and Contracts listed on Schedule 2.19(a) or
                                                     ----------------
described in the materials included on Schedule 2.19(a) are in material
                                       ----------------
compliance with applicable provisions of ERISA and the Code, and there is no material unfunded liability with respect to such plans. Company and its Subsidiaries are in material compliance with all federal and state wage, tax, and withholding obligations for all current and former employees, whether or not correctly characterized as employees by Company or its Subsidiaries, including but not limited to personnel classified as freelancers, consultants, independent contractors, or temporary, casual or contract employees. Company and its Subsidiaries are also in material compliance with the terms of all Employee Plans for all such personnel, whether or not such personnel have been correctly characterized by Company or its Subsidiaries.

     2.20  Insurance. Schedule 2.20 lists all insurance policies and bonds in
           ---------  -------------
force with respect to Company and its Subsidiaries, its employees and its directors showing for each such policy or bond: (i) the owner; (ii) the coverage of such policy or bond; (iii) the name of the insurer; and (iv) the termination date of the policy or bond. All such insurance policies and bonds are in full force and effect.

     2.21  Taxes.
           -----

     (a)  Schedule 2.21(a) contains a true and complete list of all types of
          ----------------
taxes paid or required to be paid by the Company and its Subsidiaries for each fiscal year ending after October 1, 1993 other than foreign taxes, and contains a statement of income or allocated consolidated net operating loss incurred in each such fiscal year for United States Federal income tax purposes and, for each loss as of the Closing Date, the last fiscal year for which such loss can be used to offset income for United States Federal income tax purposes. All Tax Returns required to be filed by or on behalf of the Company and each Subsidiary with any Governmental Body with respect to any taxable period after March 27, 1988 and ending on or before the Closing Date (the "Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Returns to be due on or before the Closing Date have been paid.

     (b) The Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Company has established, in the ordinary course of business and consistent with its past practices, accruals adequate for the payment of all Taxes for the period from September 30, 1996 through December 31, 1996, and from December 31, 1996 through the Closing Date, and Company has disclosed the dollar amount of such accruals to Buyer.

     (c) The Company has delivered to the Buyer accurate and complete copies of all audit reports and similar documents (to which Seller or the Company has access) relating to audits of the Returns not resolved prior to December 31, 1993. Except as set forth on Schedule 2.21(c), no extension or waiver of the
                             ----------------
limitation period applicable to any of the Returns has been granted (by the Company, any Subsidiary or any other Person), and no such extension or waiver has been requested from Seller, the Company or any Subsidiary.

     (d) Except as set forth on Schedule 2.21(d), no claim or proceeding is
                                ----------------
pending or, to Seller's or Company's knowledge, has been threatened against or with respect to the Company or any Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or any Subsidiary. Except as may exist with respect to a parcel of real property owned by the Company which is located in New Hampshire, there are no liens for Taxes upon any of the assets of the Company or any Subsidiary, except liens for current Taxes not yet due and payable.

     (e) Except as set forth on Schedule 2.21(e), there is no agreement, plan,
                                ----------------
arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company or any Subsidiary that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162(m) of the Code or comparable foreign Tax laws.

     (f) Neither the Company nor any Subsidiary is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. Except as set forth on Schedule 2.21(f), Company
                                                      ----------------
and any Subsidiary are not and, to Seller's knowledge, have never been includable corporations in an affiliated group of corporations, within the meaning of section 1504 of the Code, other than in the affiliated group of which Company was or Seller is the common parent corporation.

     (g) The Company has not filed a consent pursuant to
the collapsible corporation provisions of section 341(f) of the Code (or any corresponding provisions of state, local or foreign income Tax law) or agreed to have section 341(f)(2) of the Code (or any corresponding provisions of state, local or foreign income Tax law) apply to any disposition of any asset owned by it. None of the assets of the Company is property which the Company is required to treat a being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code. None of the assets of the Company is "tax-exempt use property" within the meaning of section 168(h) of the Code. The Company has not agreed to make, nor is it required to make, any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise. Since March 27, 1988, Company has not participated in (and will not participate in) an international boycott within the meaning of section 999 of the Code. The Company is not, and has not been, a United States real property holding corporation (as defined in section 897(c)(2) of the Code) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. Except as set forth on Schedule 2.21(g)(1), neither the Company nor
                                    -------------------
any Subsidiary has a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. Except as set forth in Schedule 2.21(g)(2), Company is
                                                 -------------------
not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for United States Federal income tax purposes.

     2.22  Order Backlog. Schedule 2.22 comprises a statement of the aggregate
           -------------  -------------
backlog of orders for Company's and Subsidiaries' products as of December 31, 1996, listed by major product category. Except as set forth on Schedule 2.22,
                                                               -------------
all such orders have been included in backlog on a basis consistent with the Company's historical practices and Seller is not aware of any customer who has placed an order included in such backlog having refused or who intends to refuse delivery of any ordered products in accordance with the terms of such orders.

     2.23  Material Contracts. Each Contract that (a) is with an end-user who
           ------------------
either purchased more than (U.S.) $1,000,000 in goods and services from the Company and its Subsidiaries during the 1996 calendar year or from whom the Company and its Subsidiaries have a backlog of orders as of the Effective Date in excess of (U.S.) $500,000; (b) is with a reseller who purchased more than (U.S.) $1,000,000 in goods and services from the Company and its Subsidiaries during the 1996 calendar year; (c) provides for Company and its Subsidiaries to resell products of a third party, where such products are included on Company's or any Subsidiary's published price list, but excluding integration solution products; (d) is with a supplier of materials, parts, components or manufacturing services related to Company's or any Subsidiary's products or services from whom Company and its Subsidiaries purchased more than (U.S.) $1,000,000 of such goods or services during the 1996 calendar year or with whom the

Company and its Subsidiaries have outstanding purchase orders in excess of (U.S.) $500,000 as of the Effective Date, (e) contains a covenant by Company or any Subsidiary not to compete or otherwise significantly restricts the Business;
(f) provides for the extension of credit other than consistent with prior Company practice; (g) provides for Company or any Subsidiary to borrow money;
(h) grants a security interest or Lien in the property of Company or any Subsidiary, other an a purchase money security interest in the ordinary course of business; (i) requires exclusive purchase of goods or services used in the Business or is a requirements contract for such goods or services; (j) limits the ability of Company to conduct the Business in any material respect as to manner or place; (k) provides for a guaranty or indemnity by Company or any Subsidiary to a third party, other than a product or service warranty, intellectual property indemnity or indemnity related to negligence, in each case to the extent such warranty or indemnity is customary in the industry; (l) grants a power of attorney, agency or similar authority to another person or entity; (m) grants to any third party a right of first refusal with respect to the Stock or the material assets of Company; (n) has as a party any agency of the United States government, has been entered into since January 1, 1994, and pursuant to which more than (U.S.) $1,000,000 in goods in services have been purchased; (o) has as a party any Affiliate, officer or director or any associate of the Company, its Subsidiaries or Seller or any other company that is a member of the affiliated group that includes Seller and its Affiliates, (p) is listed on Schedule 2.11(b); or (q) is a Contract listed on Schedule 2.19(a);
             ----------------                                 ----------------
shall be deemed to be a Material Contract. Each Material Contract not listed on
Schedule 2.11(b) or Schedule 2.19(a) is listed on Schedule 2.23. Seller has made
----------------    ----------------              -------------
available to Parent complete and correct copies of the written Material Contracts, including all amendments and supplements. Schedule 2.23 includes a
                                                     -------------
brief description of the material terms of all unwritten Material Contracts. Each Material Contract is valid, subsisting and enforceable in accordance with its terms; Company or the applicable Subsidiary has duly performed all its material obligations thereunder to the extent that such material obligations to perform have accrued, and Seller believes that Company or the applicable Subsidiary will be able to perform such obligations in the future; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Company or its Subsidiary or, to the best knowledge of Seller and Company, any other party or obligor with respect thereto, has occurred or as a result of this Agreement will occur, except where such breach or default would not result in a Material Adverse Effect. Except as set forth on Schedule 2.23, consummation of the
                                       -------------
transactions contemplated by this Agreement will not (and will not give any person a right to) terminate any Material Contract or modify any rights of, or accelerate or augment any obligation of, the Company or any Subsidiary included in a Material Contract.

2.24 Government Contracts. Since March 27, 1988, except as set forth in
     --------------------
Schedule 2.24, neither Seller nor Company has received a written notice stating ------------- or alleging, or has otherwise become aware, that: (i) either the Company or any Subsidiary has had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid; (ii) the Company or any Subsidiary has failed to comply in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids; (iii) the Company or any Subsidiary has, in obtaining or performing any Government Contract, violated any applicable procurement law or regulation or other material Legal Requirement; (iv) any facts set forth in or acknowledged by the Company or any Subsidiary in any certification, representation or disclosure statement submitted by the Company or any Subsidiary with respect to any Government Contract or Government Bid were not current, accurate and complete as of the date of submission; (v) the Company, any Subsidiary or any of their respective employees has been debarred or suspended from doing business with any Governmental Body, or any proceedings have been initiated against the Company, any Subsidiary or any employee of the Company or any Subsidiary that might result in such debarment or suspension;
(vi) any negative determination of responsibility have been issued against the Company or any Subsidiary in connection with any Government Contract or Government Bid; (vii) any direct or indirect costs incurred by the Company or any Subsidiary have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body; (viii) any Governmental Body, or prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to the Company or any Subsidiary under any Government Contract; (ix) there have been any material irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or have a reasonable prospect of leading to (A) any administrative, civil, criminal or other investigation, legal proceeding or indictment involving the Company, any Subsidiary or any of their employees, (B) the questioning or disallowance of any costs submitted for payment by the Company or any Subsidiary, (C) the recoupment of any payments previously made to the Company or any Subsidiary, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of the Company or any Subsidiary, or (E) the assessment of any penalties or damages of any kind against the Company or any Subsidiary; (x) there is or has been any (A) outstanding claim against the Company or any Subsidiary by, or dispute involving the Company or any Subsidiary with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, (B) fact known by the Company upon which any such claim may be based or which may give rise to any such dispute, (C) final decision of any Governmental Body against the Company or any Subsidiary;
(xi) Company or any Subsidiary is undergoing, has undergone an audit, and the Company has no knowledge of any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business); (xii) the Company or any Subsidiary has entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract; (xiii) any payment has been made by the Company or any Subsidiary or by any Person acting on the Company's or any Subsidiary's behalf to any Person (other than to any bona fide employee or agent of the Company or any Subsidiary) which is or was contingent upon the award of any GovernmentContract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement; (xiv) the Company's and each Subsidiary's cost accounting system is not in material compliance with applicable regulations and other applicable Legal Requirements, or has been determined by any Governmental Body not to be in material compliance with any Legal Requirement; (xv) the Company or any Subsidiary has failed to comply with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Intangible Property; (xvi) the Company or any Subsidiary has made any disclosure to any Governmental Body pursuant to any formal agency disclosure program; (xvii) the Company or any Subsidiary has failed to reach agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for any years which are not closed; (xviii) the responsible government representatives have failed to agree with the Company and each Subsidiary on the "forward pricing rates" that the Company or such Subsidiary is charging on cost-type Government Contracts and including in Government Bids; and
(xix) with the exception of potential novation or change-of-name agreement that may be required by a Governmental Body under applicable Legal Requirements, the Company or any Subsidiary is or will be required to make any filing with or give any notice to, or to obtain any consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the transactions contemplated by this Agreement.

     2.25  Absence of Environmental Liabilities. At all times prior to the
           ------------------------------------
Closing Date, the Company and its Subsidiaries and, to the best of Seller's and Company's knowledge, all previous owners, lessees and occupants of the Real Property ("Prior Occupants") have complied with all applicable environmental laws, orders, regulations, rules and ordinances adopted, imposed or promulgated by any Governmental Body relating to the Real Property. Neither the Company, its Subsidiaries nor the Real Property is in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker safety, Hazardous Material (as defined below) or waste or toxic materials on, under or about any of the properties, including soil and ground water conditions. To the best of Seller's and Company's knowledge, no current use of the Real Property constitutes a public or private nuisance. All environmental licenses, permits, clearances, consents and authorizations material to the operations of the Company and its Subsidiaries and the conduct of those operations at or on the Real Property have been duly obtained and, to the best of Seller's and Company's knowledge, are in full force and effect. Any handling, transportation, storage, treatment or use of Hazardous Material (as defined below) that has occurred on the Real Property during the tenancy of the Company and its Subsidiaries and, to the best of Seller's and Company's knowledge, at all times prior to the Closing Date has been in compliance with all laws, regulations and orders relating to Hazardous Material. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local Governmental Body, the State of California, any other state, or the United States government, including without limitation, any material or substance which is: (1) petroleum; (2) asbestos; (3) urea formaldehyde; (4) polychlorinated biphenyls; (5) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6, (Safe Drinking Water and Toxic Enforcement Act of 1986); or (6) defined as a "hazardous substance," "hazardous material" or "hazardous waste" under the relevant sections of any statute, ordinance, regulation or similar governmental mandate under any local, state or federal law, including, without limitation, under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act) or Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended ("CERCLA"). The Real Property is free of Hazardous Material except where the presence of such material would not result in a Material Adverse Effect. No notification of release of Hazardous Material pursuant to CERCLA or the federal Clean Water Act, or any state or local environmental law or regulatory requirement has been received by Company as to the Real Property. Neither the Company nor any Subsidiary has received from any governmental authority (domestic or foreign) or third party any requests for information, notices of claim, demand letters, or other notification that it is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Material. Neither the Company nor any Subsidiary has received notice of violation of any other environmental law. Neither the Company nor any Subsidiary is involved in any litigation or pending litigation pertaining to any claims under any environmental or health and safety laws and regulations. Seller is not aware of any fact or circumstance that in Seller's current good faith opinion could reasonably be expected to involve the Company, its Subsidiaries, Parent or Buyer in any environmental litigation or impose any environmental liability upon the Company, its Subsidiaries, Parent or Buyer.

     2.26  Power of Attorney and Suretyships. Except as set forth on Schedule
           ---------------------------------                         --------
2.26, the Company and its Subsidiaries have no power of attorney outstanding,
----
nor has any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of any other person, corporation, partnership, joint venture, association, organization or other entity.

     2.27  Certain Payments. Neither the Company nor any Subsidiary, nor any
           ----------------
shareholder, director, officer, employee or agent of the Company or any Subsidiary, has made or caused to be made, directly or indirectly, the payment of any consideration whatsoever on behalf of the Company or any Subsidiary to any public official, candidate for public office or political party in connection with the business or operations of the Company or its Subsidiaries, or pertaining to the Company's or its Subsidiaries' relations with any customer, supplier, or creditor, in contravention of the applicable law of any jurisdiction.

     2.28  Hart-Scott Rodino Notice. In connection with the transactions
           ------------------------
contemplated by this Agreement, Seller has duly filed a notification and report form with the United States Department of Justice and with the Federal Trade Commission in compliance with the HSR Act. Early termination of the review under the HSR Act has been granted.

     2.29  Resignations of Directors. Effective as of the Closing Date, each of
           -------------------------
the incumbent directors of Company, who is not employed by Company as of the Closing Date shall have tendered his or her resignation.

     2.30  Brokers and Finders. Neither Seller nor Company nor any employee or
           -------------------
agent of Seller or of the Company has retained any broker, finder or investment banker in connection with the transactions contemplated by this Agreement, other than Lehman Brothers. Seller will indemnify and hold Parent, Buyer and Company harmless against all claims for brokers', finders' or bankers' fees made or asserted by any party claiming to have been employed by Seller or Company or employee or agent of Seller or of the Company in connection with the transactions contemplated by this Agreement and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

     2.31 Accuracy of Documents and Information. The copies of all instruments,
          -------------------------------------
agreements, other documents and written information set forth as, or referenced in, Exhibits or Schedules to this Agreement or specifically required to be furnished pursuant to this Agreement to Parent or Buyer by Seller are complete and correct in all respects. No representations or warranties made by Seller in this Agreement and no statement made in any Exhibit or Schedule contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances in which they were made, not misleading. For the purposes of the foregoing sentence, no such representation or warranty and no such Exhibit or Schedule shall be deemed to contain an untrue statement of fact or omit to state a material fact unless such untrue statement or omission shall have met the materiality test, if any, applicable to such representation, warranty, Exhibit or Schedule.

     2.32  Disclosure in Schedules. Any disclosure made in a Schedule to this
           -----------------------
Article II shall be deemed disclosed for all of the purposes of this Article II,
----------                                                           ----------
provided that the disclosure is responsive to all the related sections of this
Article II.
----------

     2.33  Authority Relating to this Agreement; No Violation of Other
           -----------------------------------------------------------
Instruments.
-----------

     2.33.1 Seller has the legal capacity to enter into this Agreement. The execution and delivery of this Agreement and the performance hereunder by Seller has been duly authorized by all necessary action on the part of Seller and, assuming execution of this Agreement by Parent and Buyer, this Agreement will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject as to enforcement: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     2.33.2  Except as set forth in Schedule 2.33.2, neither the execution of
                                    ---------------
this Agreement nor the performance hereof by Seller will: (i) conflict with or result in the breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other Governmental Body now in effect applicable to Seller or to Company or its Subsidiaries; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under, any indenture, mortgage, lease, agreement or other instrument to which Seller, the Company or any Subsidiary is a party or by which any of them or their respective assets are bound, where such breach or default would result in a Material Adverse Effect; or (iii) violate or conflict with any provisions of the Articles of Incorporation, Bylaws, or similar organizational instruments of the Seller or of the Company or any of its Subsidiaries.

     2.34  Consents. Except for the filings referred to in Section 2.29 and as
           --------                                        ------------
set forth on Schedule 2.34, no consent from any third party and no consent,
             -------------
approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Seller in order to permit the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated by this Agreement.

     2.35  Effect of Investigation. No investigation or due diligence by Parent
           -----------------------
in contemplating or negotiating the transactions contemplated by this Agreement shall impair or diminish in any way the representations and warranties of Seller hereunder, except that Seller shall not be liable for breach of any representation and warranty to the extent any of the employees of Parent listed on Schedule 2.35 had actual knowledge of such breach prior to the Closing Date
   -------------
and Parent entered into this Agreement knowing that Seller was in breach of the representation and warranty.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER
               --------------------------------------------------

     Each of Parent and Buyer hereby represents and warrants to Seller that:

     3.1 Organization and Authority. Parent is a corporation duly organized and
         --------------------------
in good standing under the laws of Canada. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Buyer has all necessary corporate power and authority to enter into and to perform this Agreement.

     3.2  Authority Relating to this Agreement; No Violation of Other
          -----------------------------------------------------------
Instruments.
-----------

     3.2.1 The execution and delivery of this Agreement and the performance hereunder by Parent and Buyer have been duly authorized by all necessary corporate action on the part of Parent and Buyer and, assuming execution of this Agreement by Seller, this Agreement will constitute a legal, valid and binding obligation of Parent and Buyer, enforceable against Parent and Buyer in accordance with its terms, subject as to enforcement: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     3.2.2 Neither the execution of this Agreement nor the performance hereof by Parent or Buyer will: (i) conflict with or result in the breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other Governmental Body now in effect applicable to Parent or Buyer; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under, any indenture, mortgage, lease, agreement or other instrument to which Parent or Buyer is a party or by which either is bound; or

(iii) violate or conflict with any provisions of Parent's or Buyer's Articles of Incorporation, Bylaws, or similar organizational instruments.

     3.3  Consents. Except for the filings referred to in Section 3.4 below and
          --------                                        -----------
as set forth on Schedule 3.3, no consent from any third party and no consent,
                ------------
approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Parent or Buyer in order to permit the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated by this Agreement.

     3.4  Hart-Scott-Rodino Notice. In connection with the transactions
          ------------------------
contemplated by this Agreement, Parent has duly filed a notification and report form with the United States Department of Justice and with the Federal Trade Commission in compliance with the HSR Act. Early termination of the review under the HSR Act has been granted.

     3.5  Brokers and Finders. Neither Parent, Buyer nor any shareholder,
          -------------------
director, officer, employee or agent of Parent or Buyer has retained any broker or finder in connection with the transactions contemplated by this Agreement and Parent and Buyer will indemnify and hold harmless Seller against all claims for brokers' or finders' fees made or asserted by any party claiming to have been employed by Parent or Buyer or any shareholder, director, officer, employee or agent of Parent or Buyer and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.


                                   ARTICLE IV

                              INDEMNITY AND SET-OFF
                              ---------------------

     4.1 Indemnity. Seller agrees to indemnify and hold harmless Parent, Buyer,
         ---------
their respective directors, officers and affiliates and their respective successors and permitted assigns (the "Indemnitees") on an after-tax basis from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, fines, costs and expenses (including without limitation the amount of any compromise or settlement and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) (collectively, "Damages") which any Indemnitee may sustain, suffer or incur directly or indirectly (including any Damages sustained, suffered or incurred by the Company and its Subsidiaries) and which result from, arise out of, are caused by or relate to or assert (a) the breach by Seller of any representation, warranty, covenant or agreement made by it in this Agreement or in any agreement or instrument executed and delivered by it pursuant hereto; (b) any liability of the Company and its Subsidiaries assumed by Seller pursuant to the

Assumption Agreement, which indemnification shall be funded promptly upon notice from the Indemnitee; (c) the incorrectness or subsequent adjustment of the net operating loss carryforwards or research credits used as the basis for the calculation of the payment under Section 1.7 hereof (including by reason of
                                     -----------
an adjustment of the income of Seller or of the consolidated group of which Seller is a part); or (d) those matters listed on Schedule 4.4, the exercise of
                                                  ------------
options to purchase shares of Common Stock held by persons employed by Seller as of the Closing Date, and liability for Massachusetts sales tax for periods which are the subject of the letter from the Massachusetts tax authority received by Company in January 1997.

     4.2  Claims. Any claim for indemnity under Section 4.1 shall be made by
          ------                                -----------
written notice from the Indemnitee to the Seller specifying in reasonable detail the basis of the claim. When an Indemnitee seeking indemnification under
Section 4.1 receives notice of any claim by a third party, including
-----------
without limitation any Governmental Body ("Third Party Claim") which is to be the basis for a claim for indemnification hereunder, the Indemnitee shall give written notice as soon as practicable, or within 20 days of the service upon Indemnitee of any Third Party Claim that is contained in a complaint filed with any governmental agency or court of any jurisdiction, to the Seller reasonably indicating (to the extent known) the nature of such claims and the basis thereof. Any failure by an Indemnitee to provide such notice shall not affect the Seller's obligations hereunder, except to the extent of any Damages caused by such delay. Upon notice from the Indemnitee, the Seller may, but shall not be required to, assume the defense of any such Third Party Claim, including its compromise or settlement, by representatives of its own choosing reasonably acceptable to Indemnitee, and the Seller shall pay all costs and expenses thereof and shall be fully responsible for the outcome thereof; provided, however, that the Seller shall consult regularly with the Indemnitee regarding the defense of such Third Party Claim and may not settle or compromise any Third Party Claim without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld) and that the Indemnitee shall be entitled to participate in the defense of such Third Party Claim at its own expense. The Seller shall give written notice to the Indemnitee as to its intention to assume the defense of any such Third Party Claim within 20 days after the date of receipt of the Indemnitee's notice in respect of such Third Party Claim. At such time or as soon as practicable thereafter, Seller shall make a good faith effort to determine and inform Indemnitee of any reasonably anticipated basis upon which it might dispute its liability to the Indemnitee for any Damages which the Indemnitee might incur or suffer as a result of such Third Party Claim. If Seller does not, within 20 days after the Indemnitee's notice is given, give written notice to the Indemnitee of its assumption of the defense of the Third Party Claim, the Seller shall be deemed to have waived its rights to control the defense thereof. If the Indemnitee assumes the defense of any Third Party Claim because of the failure of the Seller to do so in accordance with this Section 4.2,
                                                              -----------
the Seller shall pay all reasonable costs and expenses of such defense and investigation as incurred and shall be fully responsible for the outcome thereof. The Seller shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, in the event that the Indemnitee reasonably believes that the amount at risk in a Third Party Claim exceeds twice the amount then available for indemnification under
Section 4.4(c) below, or that such Third Party Claim could result in remedies
--------------
other than monetary damages that could materially adversely affect the Business, the Indemnitee may, but shall not be required to, assume the defense of any such Third Party Claim, including its compromise or settlement, by representatives of its own choosing reasonably acceptable to the Seller; in which event, the Seller shall pay one half of all reasonable costs and expenses of such defense and investigation as incurred and the Seller shall be responsible for all other Damages related to the outcome thereof; provided, however, that the Indemnitee shall consult regularly with the Seller regarding the defense of such Third Party Claim and may not settle or compromise any such Third Party Claim without the Seller's prior written consent (which consent shall not be unreasonably withheld) and that the Seller shall be entitled to participate in the defense of any such Third Party Claim at its own expense.

     4.3 Set-off under Escrow Agreement. Parent or Buyer may set-off the amount
         ------------------------------
of any claim for indemnity under this Article IV against any amounts held by the
                                      ----------
Escrow Holder in accordance with the Escrow Agreement.

     4.4 Limitations. Claims for indemnification under this Article IV shall be
         -----------                                        ----------
subject to the following limitations:

     (a) Seller shall not be liable for claims for indemnification arising under
Section 4.1(c) (relating to Available Tax Benefits) to the extent that Buyer has
--------------
realized tax benefits as a result of (i) California research credits or Japanese net operating losses accrued as of September 30, 1996, or (ii) U.S. Federal income tax benefits accrued as of the Closing Date and not taken into account as part of "Available Tax Benefits" as defined in Section 1.7(a). The amount of
                                               --------------
Buyer's benefit from such carryforwards shall be determined by calculating Buyer's consolidated liability for taxes with and without such benefits, applying such carryforwards as they would be applied under applicable tax law.

     (b) Seller shall not be liable unless and until the aggregate cumulative liability of Seller exceeds the sum of (i) (U.S.) $750,000, an amount estimated as the Company's reserves for Taxes on the Financial Statements, such amount to be finally agreed by the parties within ten days from the Closing Date, and (ii) (U.S.) $250,000, and then only for the amount by which such aggregate cumulative liability is in excess of such sum.

     (c) The aggregate liability of Seller shall not exceed the amount equal to 20% of the Base Purchase Price, as adjusted pursuant to Section 1.7 plus the
                                                        -----------
Earn-Out; provided, however, that any Damages exceeding (U.S.) $1,000,000 for each matter that arises out of any of the matters set forth on Schedule 4.4
                                                               ------------
hereto shall be excluded from this limitation and shall be indemnifiable in full; and provided, further, that any Damages relating to the exercise of options to purchase shares of Common Stock held by persons employed by Seller as of the Closing Date and to liability for Massachusetts sales tax for periods which are the subject of the letter from the Massachusetts tax authority received by Company in January 1997 shall be excluded from this limitation and shall be indemnifiable in full.

     (d) The amount of Damages shall be reduced by any recovery made by Company or any Subsidiary, Parent or Buyer from an insurance policy with respect to the Company or any Subsidiary.


                                    ARTICLE V

                                    COVENANTS
                                    ---------

     5.1 Operational Support. Seller covenants that it will continue to provide
         -------------------
to Company operational support as follows:

     (a) Seller will continue to provide the manufacturing services described on
Schedule 5.1(a) hereto, on the terms and conditions set forth therein, until
---------------
October 31, 1997 unless terminated earlier by Parent. Parent will provide not less than three months notice of the termination of the Company's need for Seller's manufacturing services, on a product platform basis.

     (b) Company and its Subsidiaries shall have the right, on the same terms and conditions as in effect on September 30, 1996, to occupy the facilities of Seller and its Affiliates set forth on Schedule 5.1(b) hereto until January 31,
                                       ---------------
1998 or, if sooner, until Seller's lease on any such facility expires.
Schedule 5.1(b) sets forth the date when the lease on each such facility
---------------
listed thereon terminates. Parent shall provide not less than 60 days notice of the intention of the Company or its Subsidiary to vacate any such facility.

     5.2  Tax Covenants. Seller, Parent and Buyer covenant as follows:
          -------------

     (a) Any taxes for a Partial Tax Year including a Pre-Effective Date
Partial Period and a Post-Effective Date Partial Period shall be apportioned between such Pre-Effective Date Partial Period and such Post-Effective Date Partial Period, based, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of Company and the Subsidiaries during such Pre-Effective Date Partial Period and such Post-Effective Date Partial Period. Seller shall pay to Buyer the amount of any Tax reported due on a Tax Return for a Partial Tax Year which is attributable to the Pre-Effective Date Partial Period to the extent such Tax exceeds the current liability accrual for such Tax on the books of the Company as of the Effective Date.

     (b) Seller shall include Company and the Subsidiaries in the consolidated United States Federal income tax return filed by Seller for the period ending on or prior to the Closing Date. As soon as practicable following the Closing Date, Company shall prepare books and working papers (including a closing of the books) which will clearly demonstrate the income and activities of the Company and the Subsidiaries for the period ending on the Closing Date and for any other Pre-Closing Partial Period and shall furnish to Seller copies of such books and working papers to permit Seller to file its Federal income tax return and any state or local combined returns which are required to include the Company and the Subsidiaries; Seller shall prepare and file such returns. Seller shall assist Company in preparing all foreign income Tax Returns finally due on or before February 28, 1997, and such additional foreign income Tax Returns for periods ending prior to the Closing Date as Seller shall notify Buyer in writing on or before February 28, 1997. Buyer shall cause the Company and the Subsidiaries to be included in a single consolidated United States federal income tax return for the period beginning after the Closing Date. Buyer shall be responsible for causing the Company to prepare and file any Tax Return of the Company or a Subsidiary which does not include Seller and which is required to be filed after the Closing Date.

     (c) Seller, on the one hand, and Buyer, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes for periods ending on or prior to the Closing Date or any Pre-Closing Partial Period. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceedings involving Company or any Subsidiary for such periods and each may participate at its own expense, provided that Seller shall have the right to control the conduct of any such audit or proceeding for which Seller (i) agrees that any resulting Tax is covered by the indemnity provided in Article IV of this Agreement, and (ii) demonstrates to Buyer its ability to make such indemnity payment. Notwithstanding the foregoing, Seller may not settle or otherwise resolve any such claim, suit, or proceeding without the consent of Buyer, such consent not to be unreasonably withheld.

     (d) Seller, on the one hand, and Buyer, on the other hand, agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records relating to

Company and the Subsidiaries as is reasonably necessary for the preparation of any return for Taxes, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Furthermore, Seller will cooperate with Buyer in getting the District Director of the Internal Revenue Service to exercise its authority to limit the liability of the Company and the Subsidiaries under Treas. Reg. Section 1.1502-6 for Taxes of the affiliated group of which Seller is the common parent.

     (e) If requested by Seller, Buyer shall cause Company and any Subsidiary designated by Seller to sign an election prepared by Seller under Treas. Reg.
Section 1.1502-20(g)(5) to reattribute losses and to attach a copy of such election to the United Sates Federal income tax return of Company and/or the affected Subsidiary for the first tax year ending after the due date, including extensions, of Seller's consolidated United States Federal income tax return for its fiscal year ending September 30, 1997; provided, that no such election shall reduce the amount of available Tax Benefits of the type described in Section 1.7(a)(i) below (U.S.) $22,000,000.

     (f) For a period of twelve months following the Closing Date, Seller shall provide information and reasonable assistance to Buyer, at Seller's expense, in determining the Company's basis in each Subsidiary and the earnings and profits of the Company and each Subsidiary as of the Closing Date. Seller shall cause Ernst & Young to produce reasonably accurate estimates of earnings and profits of UB Networks Canada Ltd. and two other foreign subsidiaries of Company to be named by Buyer within 30 days from the Closing Date.

     (g) Buyer shall not cause Company to realize any "extraordinary items" within the meaning of Treasury Regulation section.1.1502-76(b)(2)(ii)(C) on the Closing Date.

     5.3 Cooperation. Seller and Parent agree to cooperate to achieve an orderly
         -----------
transition of the ownership of Company and the operation of the Business. In addition, Seller, Parent and Buyer agree to cooperate in the defense of any third-party claim relating to the Company and its Subsidiaries and agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records relating to Company and the Subsidiaries) as is reasonably necessary for the defense of such claim.

     5.4 Transferred Inventory. Parent covenants that, with respect to the
         ---------------------
inventory acquired by Seller from Company and listed on Schedule 2.13(a) (the
                                                        ----------------
"Transferred Inventory"), Parent and Company shall look to Seller as the first source of supply for any requirements of items of Transferred Inventory beyond the amounts of equivalent inventory retained by the Company as of the Closing Date. As needed, and to the extent such items of

Transferred Inventory are commercially useable and saleable, Parent shall purchase, or cause the Company to purchase, such items of Transferred Inventory from Seller at fair market value. This covenant is for the benefit of Seller, which shall have no obligation to maintain the Transferred Inventory.


                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

     6.1 Announcements. Parent and Seller shall coordinate all publicity
         -------------
relating to the transactions contemplated by this Agreement.

     6.2 Assignment. This Agreement shall be binding upon and inure to the
         ----------
benefit of the successors and assigns of the parties; provided, however, that the rights and duties of Seller under this Agreement may not be assigned without the consent of Parent and the rights and duties of Parent and Buyer under this Agreement may not be assigned without the consent of Seller.

     6.3 Expenses. Except as otherwise expressly provided herein, each party
         --------
will pay its own costs and expenses, including legal and accounting expenses, related to the transactions provided for herein, irrespective of when incurred. Seller shall pay all outside legal and accounting costs and expenses of Company related to the transactions provided for herein, irrespective of when incurred.

     6.4 Further Assurances. Seller will from time to time subsequent to the
         ------------------
Closing Date, at Parent's request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Parent may reasonably request in order more effectively to convey, assign, transfer to and vest in Buyer, the Stock and the right to operate the Business.

     6.5 Notices. Any notice or other communication required or permitted
         -------
hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally, on the date of electronic confirmation of receipt if served by facsimile, or five days after the date of mailing if mailed by first class mail, certified with return receipt requested, postage prepaid. Notices shall be addressed as follows:

         To Parent at:   Newbridge Networks Corporation
                         600 March Road
                         Kanata, Ontario K2K 2E6
                         Canada
                         Facsimile:  (613) 591-3680
                         Attention:  President and Chief
                                     Operating Officer

         To Buyer at:    Newbridge Networks, Inc.
                         593 Herndon Parkway
                         Herndon, VA 20170
                         Facsimile:  (703) 736-5301
                         Attention:  President

         To Seller at:   Tandem Computers Incorporated
                         10435 N. Tantau Avenue
                         Cupertino, California  95014
                         Facsimile:  (408) 285-4634
                         Attention:  General Counsel

or to such other address as a party has designated by notice in writing to the other parties in the manner provided by this Section 6.5.
                                                 -----------

     6.6 Entire Agreement and Modification. This Agreement and the other
         ---------------------------------
documents entered into pursuant to this Agreement constitute and contain the entire agreement of the parties and supersede any and all prior negotiations, correspondence, warranties, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may only be amended by written instrument signed by the parties.

     6.7 Survival of Terms. All warranties and representations contained in this
         -----------------
Agreement or in any certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement shall be continuous and shall survive until the first anniversary of the Closing Date, except that representations and warranties related to taxes, environmental matters, pending litigation (including employment litigation), title to Equity Securities, and any undisclosed liabilities shall survive indefinitely.

     6.8 Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California excluding laws directing the application of the laws of another jurisdiction.

     6.9 Severability. If any provision of this Agreement is held to be
         ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

     6.10 Headings. The headings appearing at the beginning of several sections
          --------
contained herein have been inserted for the convenience of the parties, and shall not be used to determine the construction or interpretation of this Agreement.

     6.11 Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

     6.12 Mutual Contribution. The parties to this Agreement and their counsel
          -------------------
have mutually contributed to the drafting of this Agreement. No provision of this Agreement shall be construed against a party on the ground that that party or its counsel drafted the provision or that the provision contains a covenant of such party.

     6.13 Dispute Resolution; Arbitration. The parties will attempt to resolve
          -------------------------------
any dispute under this Agreement by mutual agreement. If the Chief Financial Officers of Parent and Seller are not able to resolve a dispute within 30 days of their receipt of the notice of a dispute, there shall be a face-to-face meeting between the Vice Chairman and Chief Executive Officer or President of Seller and the President and Chief Operating Officer of Parent. Except as provided in Sections 1.5, 1.7 and 1.8 of this Agreement, any dispute under this
            ------------  ---     ---
Agreement which is not settled after such meeting, shall be finally settled by binding arbitration, conducted by and in accordance with the rules then in effect of the Judicial Arbitration and Mediation Service. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness' fees. The prevailing party in any arbitration, as determined by the arbitration panel, shall be entitled to an award against the other party in the amount of the prevailing party's costs and reasonable attorneys' fees. In making any such award, the arbitration panel shall take into consideration the outcome of the proceeding and the reasonableness of the conduct of each such party in connection with the dispute, in light of the facts known to such party at the time such party engaged in such conduct. The arbitration panel shall not have authority to award punitive damages hereunder. The arbitration shall be held in Seattle, Washington.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above set forth.

                                     Parent:  NEWBRIDGE NETWORKS CORPORATION



                                     By:  /S/ JAMES C. AVIS
                                         -------------------------------------

                                     Title: Executive Vice President, Business
                                            Development and General Counsel
                                            ----------------------------------


                                     Buyer:  NEWBRIDGE NETWORKS, INC.



                                     By:  /S/ JAMES C. AVIS
                                         -------------------------------------

                                     Title:   Secretary
                                            ----------------------------------


                                     Seller:  TANDEM COMPUTERS INCORPORATED


                                     By:  /S/ ENRICO L. PESATORI
                                         -------------------------------------

                                     Title:   President
                                            ----------------------------------

                                   Exhibit 1.3
                                   -----------

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT ("Escrow Agreement") is made as of January 17, 1997 among Tandem Computers Incorporated, a Delaware corporation ("Seller"), Newbridge Networks Corporation, a corporation organized under the laws of Canada ("Parent"); and Chemical Trust Company of California, a California corporation ("Escrow Holder").


                                   BACKGROUND

     A. Seller, Parent and Newbridge Networks, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Buyer") have entered into a Stock Purchase Agreement dated January 17, 1997 (the "Agreement"), pursuant to which Buyer shall purchase from Seller, and Seller shall sell to Buyer all of the outstanding capital stock of Ungermann-Bass Networks, Inc. (the "Company").

     B. Section 1.3 of the Agreement provides that (U.S.) Eleven Million Eight Hundred Thousand Dollars ($11,800,000) shall be delivered to the Escrow Holder in order to secure the indemnification obligations of Seller set forth in
Article IV of the Agreement.

     THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement. In addition, for the purposes of this Escrow Agreement, the following terms shall have the following meanings:

     1.1 Claim Certificate. "Claim Certificate" shall mean a certificate signed
         -----------------
by an officer of Parent stating (i) that an Indemnitee has incurred or reasonably believes it may in the future incur the amount of Damages specified in such Claim Certificate and (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of the Agreement alleged to have been violated

     1.2 Escrow Fund. "Escrow Fund" shall mean the amount then held by the
         -----------
Escrow Holder.

     1.3 Indemnitee. "Indemnitee" shall mean Parent, Buyer
         ----------
and any other entity or person who is a beneficiary of the indemnification obligations of Seller contained in Section 4.1 of the Agreement.

                                   ARTICLE II

                               CREATION OF ESCROW
                               ------------------

     2.1 Purpose. This Escrow Agreement is being executed and delivered, and the
         -------
deposit of the Escrow Fund hereunder is being made, for the purpose of securing the indemnification obligations of Seller set forth in Article IV of the Agreement.

     2.2 Creation of Escrow Fund. Parent shall cause Buyer to deposit with the
         -----------------------
Escrow Holder in escrow for the account of Seller, but subject to this Escrow Agreement, a check in the amount of (U.S.) Eleven Million Eight Hundred Thousand Dollars ($11,800,000) payable to the order of Escrow Holder as escrow holder under this Escrow Agreement.

     2.3 Investment of Escrow Fund. Upon receipt of the Escrow Fund, Escrow
         -------------------------
Holder shall invest such amount, at the direction of the Seller, in investments bearing the highest rating or rated "AAA" by Moody's or Standard and Poors, such as money market funds consisting of U.S. Treasury obligations or mutual fund alternatives.

                                   ARTICLE III

                                     CLAIMS
                                     ------

     3.1 Payment After Delivery of Claim Certificate. If
         -------------------------------------------
Parent gives the Escrow Holder and Seller a Claim Certificate as to damages actually incurred, then, with respect to Claim Certificates as to damages actually incurred, as soon as practicable but not earlier than 30 days after the receipt by the Escrow Holder of such Claim Certificate, the Escrow Holder, subject to the requirements of Section 3.2 hereof, shall pay to Buyer, from the Escrow Fund, on behalf of the Indemnitee (to the extent the Escrow Fund is sufficient for such purpose) an amount equal to the Damages specified in such Claim Certificate. If Parent gives the Escrow Holder and Seller a Claim Certificate as to damages it reasonably believes it may in the future incur and which have not been resolved or quantified, then, the Escrow Holder shall continue to hold that portion of the Escrow Fund, and all interest earned thereon, in accordance with Section 4.2.

     3.2 Disputes Respecting Claims. Unless, within 30 days after the giving of
         --------------------------
any Claim Certificate by Parent as to damages actually incurred, Parent and the Escrow Holder receive a written notice from Seller stating that Seller questions the accuracy of a matter asserted in such Claim Certificate, such Claim Certificate shall constitute full authority to the Escrow Holder to take the action provided for in Section 3.1 and shall be conclusive and binding on all parties hereto. If, however, Seller timely gives such a notice, the Escrow Holder shall not make any distribution to Buyer of that portion of the Escrow Fund which Seller asserts in its notice should not be so distributed until (i) the Escrow Holder receives the written consent of Seller and Parent to such distribution or (ii) there is a final decision rendered in accordance with Section 6.13 of the Agreement.

     3.3 Interest. Any claim allowed against the Escrow Fund shall include all
         --------
interest earned under Section 2.3 hereof on the dollar amount of such claim from the date of this Escrow Agreement until payment of the claim.

                                   ARTICLE IV

                           DISTRIBUTION OF ESCROW FUND
                           ---------------------------

     4.1 Distribution of Undisputed Amounts. Subject to Section 4.2 hereof, on
         ----------------------------------
the date one year after the date of this Escrow Agreement (the "Escrow Termination Date"), the Escrow Holder shall promptly distribute the entire remaining Escrow Fund, including interest, to Seller.

     4.2 Distribution of Disputed Amounts or Unresolved Claims. Notwithstanding
         -----------------------------------------------------
the provisions of Section 4.1 hereof, if, prior to the Escrow Termination Date, Parent shall have given a Claim Certificate to Seller and the Escrow Holder in accordance with Section 3.2 hereof and either (i) the final damages as to the claim subject of such Claim Certificate have not been resolved or quantified or
(ii) a dispute, in accordance with Section 3.2 hereof, respecting that Claim Certificate or the subject matter of such Claim Certificate has not yet been resolved in accordance with Section 3.2, then the Escrow Holder shall continue to hold that portion of the Escrow Fund, and all interest earned thereon, which is the subject of such dispute. Any portion of the Escrow Fund so withheld shall continue to be held by the Escrow Holder until it receives authorization to distribute the portion of the Escrow Fund so withheld in accordance with the second sentence of Section 3.2.

     4.3 Inconsistent Directions. In the event the Escrow Holder receives any
         -----------------------
inconsistent directions from the parties hereto, it shall notify the parties of such inconsistency and, if the inconsistency is not resolved by the parties within 30 days of such notice, the Escrow Holder shall have the right to petition a court, or if an arbitration proceeding is pending pursuant to Section
6.8 request the arbitrator, to resolve the differences between such parties.

                                    ARTICLE V

                                  ESCROW HOLDER
                                  -------------

     5.1 Limitation of Liability. It is agreed that the duties of the Escrow
         -----------------------
Holder are limited to those herein specifically provided and are ministerial in nature. It is further agreed that the Escrow Holder shall incur no liability whatever except by reason of its willful misconduct or gross negligence. The Escrow Holder shall be under no obligation in respect of the Escrow Fund other than faithfully to follow the written instructions herein contained or delivered to the Escrow Holder in accordance with this Escrow Agreement. The Escrow Holder may consult with counsel and shall be fully protected in any action taken in good faith in accordance with the advice of such counsel. It shall not be required to institute legal proceedings of any kind. It shall have no responsibility for the genuineness or validity of any document or other item deposited with it, and it shall be fully protected in acting in accordance with this Escrow Agreement upon any written instructions given to it and believed by it to have been duly executed by Parent or by Seller, as the case may be, in accordance herewith. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Holder be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Holder has been advised of the likelihood of such loss or damage and regardless of the form of action.

     5.2 Compensation; Reimbursement. The Escrow Holder shall be entitled to
         ---------------------------
reasonable compensation for its services hereunder for so long as the Escrow Holder holds all or any portion of the Escrow Fund. Such compensation shall be at the rate set forth in Exhibit A hereto. The Escrow Holder shall be paid or
                         ---------
reimbursed upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Escrow Holder in accordance with any of the provisions of this Escrow Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct. The Escrow Holder shall be entitled to deduct compensation and reimbursement payments owing to it from the Escrow Fund, which shall be first charged against income thereon and which shall be paid prior to any distributions of the Escrow Fund pursuant to Article IV.

     5.3 Indemnification. Parent and Seller, jointly and severally, agree to
         ---------------
indemnify the Escrow Holder in any capacity under this Escrow Agreement and its agents, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Holder or such agent, as the case may be, and arising out of or in connection with the acceptance or administration of this escrow. The Escrow Holder shall have no obligation to undertake any action to the extent it, in its reasonable judgment, believes it is inadequately indemnified therefor.

                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

     6.1 Notices. Except as expressly provided in this Escrow Agreement, all
         -------
notices (including any Claim Certificate) given in connection with this Escrow Agreement shall be deemed to have been duly given on the date of delivery if personally delivered, on the date of electronic confirmation of receipt if served by facsimile, or five days after mailing if mailed by first class mail certified with return receipt requested, postage prepaid, addressed as follows:

          If to Parent:
          ------------

                   Newbridge Networks Corporation
                   600 March Road
                   Kanata, Ontario K2K 2E6
                   Canada
                   Facsimile:  613-591-0002
                   Attention:  General Counsel

          If to Seller:
          ------------

                   Tandem Computers Incorporated
                   10435 N. Tantau Avenue
                   Cupertino, California  95014
                   Facsimile:  408-285-4634
                   Attention:  General Counsel

          If to the Escrow Holder:
          -----------------------

                   Chemical Trust Company of California
                   101 California Street, Suite 2725
                   San Francisco, California 94111
                   Facsimile:  415-693-8850
                   Attention:  Corporate Trust #

Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section 6.1.

     6.2 Successors and Assigns. This Escrow Agreement and all action taken
         ----------------------
hereunder in accordance with its terms shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

     6.3 Headings. The headings appearing at the beginning of several sections
         --------
contained herein have been inserted for the convenience of the parties, and shall not be used to determine the construction or interpretation of this Agreement.

     6.4 Counterparts. This Agreement may be executed in counterparts, each of
         ------------
which shall be deemed an original, but each of which when taken together shall constitute one and the same instrument.

     6.5 Waiver; Amendment. Waiver of any term or condition of this Escrow
         -----------------
Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Escrow Agreement. Amendment of this Escrow Agreement shall require the written consent of Parent, Seller and the Escrow Holder.

     6.6 Nonlimitation of Liability. Nothing contained herein shall in any way
         --------------------------
limit Seller's liabilities or obligations to Parent or Buyer in relation to the Agreement. Parent and Buyer shall have all other rights and remedies set forth in the Agreement, as well as any other rights at law or equity. All rights shall be considered cumulative and not exclusive.

     6.7 Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California excluding laws directing the application of the laws of another jurisdiction.

     6.8 Arbitration. The parties will attempt to resolve any dispute under this
         -----------
Agreement by mutual agreement. Any dispute under this Agreement which is not so resolved shall be finally settled by binding arbitration, conducted by and in accordance with the rules then in effect of the Judicial Arbitration and Mediation Service. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness' fees. The prevailing party in any arbitration, as determined by the arbitration panel, shall be entitled to an award against the other party or parties in the amount of the prevailing party's costs and reasonable attorneys' fees. In making any such award, the arbitration panel shall take into consideration the outcome of the proceeding and the reasonableness of the conduct of each such party in connection with the dispute, in light of the facts known to such party at the time such party engaged in such conduct. The arbitration panel shall not have authority to award punitive damages hereunder. The arbitration shall be held in Seattle, Washington.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.



         PARENT:                            NEWBRIDGE NETWORKS CORPORATION


                                            By:________________________________


                                            Name:______________________________

                                            Title:_____________________________



         SELLER:                            TANDEM COMPUTERS INCORPORATED


                                            By:________________________________

                                            Name:______________________________

                                            Title:_____________________________



         ESCROW HOLDER:                     CHEMICAL TRUST COMPANY OF
                                            CALIFORNIA


                                            By:________________________________

                                            Name:______________________________

                                            Title:_____________________________

                                    EXHIBIT A

                               Escrow Holder Fees
                               ------------------

                                  EXHIBIT 2.3A


                                UB Networks, Inc.
                           Consolidated Balance Sheet
                              At September 30, 1996

                                                                          Q4
                                                                        FY 1996
                                                                        -------
                  Assets
Current assets
Cash and equivalents                                                     8,457
Accounts receivable, net                                                66,734
Accounts receivable from parent                                         (1,831)
Inventories                                                             42,805
Deferred income taxes                                                     --
Prepaid expenses and other                                              14,621
-------------------------------------------------------------------------------
Total current assets                                                   130,786
------------------------------------------------------------------------------
Property, plant and equipment, at cost                                  94,918
Accumulated depreciation and amortization                              (64,518)
------------------------------------------------------------------------------
Net property, plant and equipment                                       30,400
------------------------------------------------------------------------------
Investments in equity affiliates                                           149
------------------------------------------------------------------------------
Cost in excess of net assets acquired, net                                --
------------------------------------------------------------------------------
Other assets                                                             2,541
------------------------------------------------------------------------------
Total assets                                                           163,876
==============================================================================

      Liabilities and stockholder's investment
Current liabilities
Accounts payable                                                        33,204
Income taxes payable                                                       226
Accrued liabilities                                                     38,509
Current maturities of long-term obligations                               --
Note payable to parent                                                    --
-------------------------------------------------------------------------------
Total current liabilities                                               71,939
-------------------------------------------------------------------------------
Long-term obligations                                                      346
-------------------------------------------------------------------------------
Deferred income taxes                                                     --
-------------------------------------------------------------------------------
Minority interest                                                          637
-------------------------------------------------------------------------------
Stockholder's investment
Common Stock                                                            10,751
Additional paid-in capital                                             278,746
Unrealized gain on securities                                            1,568
Retained earnings (deficit)                                           (198,624)
Accumulated translation adjustments                                     (1,487)
-------------------------------------------------------------------------------
Total stockholder's investment                                          90,954
Total liabilities and stockholder's investment                         163,876
===============================================================================

                                UB Networks, Inc.
                        Consolidated Statement of Income
                     Twelve months ended September 30, 1996


                                                                          FY96
Revenues
Product revenues                                                        296,000
Service and other revenues                                               80,775
--------------------------------------------------------------------------------
Total Revenues                                                          376,775
--------------------------------------------------------------------------------
Costs and expenses
Cost of product revenues                                                202,058
Cost of service and other revenues                                       62,865
--------------------------------------------------------------------------------
Total cost of revenues                                                  264,923
--------------------------------------------------------------------------------
Gross profit                                                            111,852
--------------------------------------------------------------------------------
Operating expenses
Research and development                                                 38,955
Marketing, general and administrative                                   121,524
Amortization of costs in excess of net assets acquired                       66
Restructuring charges                                                         0
--------------------------------------------------------------------------------
Total operating expenses                                                160,545
--------------------------------------------------------------------------------
Operating income (loss)                                                 (48,693)
Gain on sale of investments and subsidiaries                             32,682
Other non-operating expenses                                                  0
Interest income                                                             366
Interest expense                                                           (220)
--------------------------------------------------------------------------------
Income (loss) before inc. taxes, min. int., equity invtmt.              (15,865)
Provision for income taxes                                                  380
Minority interest in earnings of subsidiaries                               107
(Income) loss from equity investments                                       293
--------------------------------------------------------------------------------
Net income (loss)                                                       (16,645)
================================================================================

This Income Statement does not include $4,084K of restructuring charges that are offset by Tandem's restructuring reserve.

             Ungermann-Bass Networks Incorporated and Subsidiaries
                      Consolidated Statements of Cash Flows
                        For Year Ended September 30, 1996


                                                                         FY96
                                                                         ----
Cash flows from operating activities:
         Net income                                                    (16,645)
         Adjustments to reconcile net income
            to net cash provided by operating activities:
                Depreciation and amortization                           10,882
                Gain on sale of investment                             (32,766)
                Minority interest                                          106
                Loss on disposition of property, plant & equipment         633
                Changes in (net of acquisitions):
                    Accounts receivable                                  2,912
                    Accounts receivable from parent                     17,494
                    Inventories                                         (8,924)
                    Prepaid expenses and other                          (2,218)
                    Other assets                                           240
                    Accounts payable                                    (1,057)
                    Income taxes payable                                  (195)
                    Accrued liabilities                                   (245)
                                                                    -----------
Cash used by operating activities                                      (29,783)

Cash flows from investing activities:
         Investment in property, plant & equipment                     (10,882)
         Acquisition of businesses                                        (281)
         Sale of investment                                             36,940
                                                                    -----------
Cash provided by investing activities                                   25,777

Cash flows from financing activities:
         Borrowings                                                          3
         Dividends paid to minority shareholders                          (164)
                                                                    -----------
Cash used in financing activities                                         (161)

Effect of exchange rate fluctuations on cash and equivalents              (921)
                                                                    -----------

Net decrease in cash and cash equivalents                               (5,088)
Cash and cash equivalents at the beginning of the period                13,545
                                                                    -----------
Cash and cash equivalents at the end of the period                       8,457

UB Networks, Inc.                               15-Jan-97            1:30 PM              COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                                                                 Consolidation Day 5
As of September 30, 1996

                                               Sub-Total    Sub-Total                                             Tandem
                                     UBI         Europe      Pac Rim         Japan        Canada        Brazil   Debentures

Cash                             (4,745,270)    4,507,059    1,351,583     5,033,426    2,274,451       35,638            -
Accounts Receivable              19,811,029    31,107,097    1,439,321    11,470,206    2,906,192            -            -
Tandem I/C                       15,322,298    32,394,861   (3,490,535)   (3,875,628)    (729,954)          (0)   4,688,390
Inventory                        29,122,934     8,540,731    1,350,118     6,282,717      410,997            -            -
Other Current Assets             10,268,642     2,938,564      294,792       666,916      462,025        2,907            -
Total Current Assets             69,779,634    79,488,312      945,279    19,577,638    5,323,711       38,545    4,688,390
                                                        -            -
Fixed Assets                     20,321,258     6,549,150      768,684     3,379,708      696,591       88,633            -
Goodwill                                 (0)            -            -             -            -            -            -
Investments                                             -            -
Other Non-current assets         69,895,375       112,930      154,047     1,813,084            -            -            -
Total Non-Current Assets         90,216,633     6,662,080      922,731     5,192,792      696,591       88,633            -
                                                        -            -
Total Assets                    159,996,267    86,150,392    1,868,010    24,770,429    6,020,303      127,178    4,688,390
                               =============================================================================================
                                                        -            -
                                                        -            -
Accounts Payable                (28,292,736)   (1,361,990)    (208,935)   (3,284,435)     (55,508)           3            -
Taxes Payable                        (5,938)      (91,063)     (21,105)     (107,398)          (9)           -            -
Deferred Taxes - Current                 (0)            -            -             -            -            -            -
Accrued Expenses                (18,993,795)  (11,624,344)  (2,434,467)   (1,055,117)    (963,160)          (1)     253,838
                                                        -            -
Total Current Liab.             (47,292,469)  (13,077,397)  (2,664,507)   (4,446,950)  (1,018,677)           2      253,838
                                                        -            -
Cap. Lease - Non-current                  -             -            1             -            -            -            -
Notes Payable - NC              (34,490,000)            -            -            (5)           -            -   30,518,882
Deferred Taxes - Long Term                -             -            -             -            -            -            -
Total Non-Current Liab.         (34,490,000)            -            1            (5)           -            -   30,518,882
Total Liabilities               (81,782,469)  (13,077,397)  (2,664,506)   (4,446,955)  (1,018,677)           2   30,772,720
                                                        -            -
Minority Interest - BS                    -             -            -             -            -            -            -
                                                        -            -
Common Stock                        (18,681)  (21,380,878)           -   (15,577,035)     (30,000)  (1,187,765)           -
Paid In Capital                (114,421,350)            -      (65,867)   (6,262,800)  (1,000,000)           -  (29,600,281)
Unrealized Gain on Securities    (1,567,500)            -            -             -            -            -            -
Retained Earnings                36,920,406   (52,099,607)     895,768     1,898,413   (4,577,456)   1,060,586   (5,860,828)
Translation Adjustment              873,326       407,491      (33,405)     (382,052)     605,831            -            -
Total Equity                    (78,213,798)  (73,072,994)     796,496   (20,323,474)  (5,001,625)    (127,180) (35,461,109)
                                                        -            -
Total Liab & Equity            (159,996,267)  (86,150,391)  (1,868,010)  (24,770,429)  (6,020,303)    (127,178)  (4,688,390)
                               =============================================================================================


UB Networks, Inc.                               15-Jan-97            1:30 PM              COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                                                                 Consolidation Day 5
As of September 30, 1996

                                Eliminations    Consol B/S        UB PPA       Combined B/S

Cash                                       -     8,456,888               -       8,456,888
Accounts Receivable                        -    66,733,845               -      66,733,845
Tandem I/C                       (2,720,410)    41,589,021     (43,420,218)     (1,831,197)
Inventory                        (2,902,382)    42,805,116               -      42,805,116
Other Current Assets                (12,691)    14,621,155               -      14,621,155
Total Current Assets             (5,635,483)   174,206,025     (43,420,218)    130,785,807

Fixed Assets                     (1,404,248)    30,399,776               -      30,399,776
Goodwill                                 -             (0)              -               (0)
Investments                                             -                               -
Other Non-current assets        (69,285,930)     2,689,506               -       2,689,506
Total Non-Current Assets        (70,690,178)    33,089,282               -      33,089,282

Total Assets                    (76,325,660)   207,295,307     (43,420,218)    163,875,089
                               ============================================================


Accounts Payable                          -    (33,203,601)              -     (33,203,601)
Taxes Payable                             -       (225,514)              -        (225,514)
Deferred Taxes - Current                  -             (0)              -              (0)
Accrued Expenses                          -    (34,817,046)     (3,691,530)    (38,508,576)

Total Current Liab.                       -    (68,246,161)     (3,691,530)    (71,937,691)

Cap. Lease - Non-current                  -               1              -               1
Notes Payable - NC                        -     (3,971,123)      3,624,814        (346,309)
Deferred Taxes - Long Term                -              -               -               -
Total Non-Current Liab.                   -     (3,971,122)      3,624,814        (346,308)
Total Liabilities                         -    (72,217,283)        (66,716)    (72,283,999)

Minority Interest - BS             (637,237)      (637,237)              -        (637,237)

Common Stock                     27,443,423    (10,750,936)              -     (10,750,936)
Paid In Capital                  40,730,698   (110,619,600)   (168,126,054)   (278,745,654)
Unrealized Gain on Securities             -     (1,567,500)              -      (1,567,500)
Retained Earnings                 8,773,300    (12,989,419)    211,612,989     198,623,569
Translation Adjustment               15,476      1,486,667               -       1,486,667
Total Equity                     76,962,897   (134,440,787)     43,486,934     (90,953,853)

Total Liab & Equity              76,325,660   (207,295,307)     43,420,218    (163,875,089)
                               ============================================================


UB Networks, Inc.                                    15-Jan-97             COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                           1:30:55 PM            Consolidation Day 5
As of September 30, 1996

                                                                          Thailand                                   Sub Total
                                  Hong Kong       India        Korea      Singapore                                   Asia Pac

Cash                                  31,675      53,035      121,315        98,662                                     304,687
Accounts Receivable                        -           -            -             -                                           -
Tandem I/C                        (2,223,426)   (678,692)    (100,358)     (110,162)                                 (3,112,638)
Inventory                                  -           -            -             -                                           -
Other Current Assets                  58,211       4,535        5,680        30,939                                      99,365
Total Current Assets              (2,133,540)   (621,122)      26,637        19,439       -       -       -      -   (2,708,586)

Fixed Assets                          48,652     145,457       57,176         6,238                                     257,523
Goodwill                                   -           -            -             -                                           -
Investments                                                                                                                   -
Other Non-current assets              17,572      72,972       45,235        18,268                                     154,047
Total Non-Current Assets              66,224     218,429      102,411        24,506       -       -       -      -      411,570

Total Assets                      (2,067,316)   (402,693)     129,048        43,945       -       -       -      -   (2,297,016)
                              ==================================================================================================


Accounts Payable                      (2,742)    (11,924)     (23,997)            -                                     (38,663)
Taxes Payable                              -           -      (12,370)       (8,735)                                    (21,105)
Deferred Taxes - Current                   -           -            -             -                                           -
Accrued Expenses                      (9,939)          -      (22,174)      (11,662)                                    (43,775)
                                           -           -            -             -                                           -
Total Current Liab.                  (12,681)    (11,924)     (58,541)      (20,397)      -       -       -      -     (103,543)

Cap. Lease - Non-current                   -           -            -             -                                           -
Notes Payable - NC                         -           -            -             -                                           -
Deferred Taxes - Long Term                 -           -            -             -                                           -
Total Non-Current Liab.                    -           -            -             -       -       -       -      -            -
Total Liabilities                    (12,681)    (11,924)     (58,541)      (20,397)      -       -       -      -     (103,543)

Minority Interest - BS                     -           -            -             -                                           -

Common Stock                               -           -            -             -                                           -
Paid In Capital                            -           -      (65,867)            -                                     (65,867)
Unrealized Gain on Securities              -           -            -             -                                           -
Retained Earnings                  2,079,672     421,628       (9,999)      (22,479)                                  2,468,822
Translation Adjustment                   325      (7,011)       5,359        (1,069)                                     (2,396)
Total Equity                       2,079,997     414,617      (70,507)      (23,548)      -       -       -      -    2,400,559

Total Liab & Equity                2,067,316     402,693     (129,048)      (43,945)      -       -       -      -    2,297,016
                              ==================================================================================================

Difference                                 -           -            -             -       -       -       -      -            -


UB Networks, Inc.                                    15-Jan-97             COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                           1:30:55 PM            Consolidation Day 5
As of September 30, 1996

                                                  Total
                                   Australia    Pacific Rim

Cash                               1,046,896     1,351,583
Accounts Receivable                1,439,321     1,439,321
Tandem I/C                          (377,897)   (3,490,535)
Inventory                          1,350,118     1,350,118
Other Current Assets                 195,427       294,792
Total Current Assets               3,653,865       945,279

Fixed Assets                         511,161       768,684
Goodwill                                   -             -
Investments                                              -
Other Non-current assets                   -       154,047
Total Non-Current Assets             511,161       922,731

Total Assets                       4,165,026     1,868,010
                              =============================


Accounts Payable                    (170,272)     (208,935)
Taxes Payable                              -       (21,105)
Deferred Taxes - Current                   -             -
Accrued Expenses                  (2,390,692)   (2,434,467)
                                           -             -
Total Current Liab.               (2,560,964)   (2,664,507)

Cap. Lease - Non-current                   1             1
Notes Payable - NC                         -             -
Deferred Taxes - Long Term                 -             -
Total Non-Current Liab.                    1             1
Total Liabilities                 (2,560,963)   (2,664,506)

Minority Interest - BS                     -             -

Common Stock                               -             -
Paid In Capital                            -       (65,867)
Unrealized Gain on Securities              -             -
Retained Earnings                 (1,573,054)      895,768
Translation Adjustment               (31,009)      (33,405)
Total Equity                      (1,604,063)      796,496

Total Liab & Equity               (4,165,026)   (1,868,010)
                              =============================

Difference                                 -             -


UB Networks, Inc.                         15-Jan-97      1:30:55 PM             COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                                                      Consolidation Day 5
As of September 30, 1996

                                         UBNEC              UK           Belgium         Germany        France     Holland

Cash                                     424,298        1,162,306         174,403          7,306      2,233,601      (1,511)
Accounts Receivable                   20,302,427        4,164,465         524,223        152,846      5,087,920           -
Tandem I/C                            37,382,569        3,123,316      (1,472,449)    (1,695,398)    (8,494,707)     54,321
Inventory                              6,815,346          534,449         373,450        152,912        398,701           -
Other Current Assets                      27,571        1,108,480         591,611         54,919        990,011      26,464
Total Current Assets                  64,952,211       10,093,016         191,239     (1,327,415)       215,526      79,274

Fixed Assets                           3,537,237        1,376,128         644,993        153,564        395,501      30,289
Goodwill                                       -                -               -              -              -           -
Investments
Other Non-current assets                       -                -          42,175              -         61,511           -
Total Non-Current Assets               3,537,237        1,376,128         687,168        153,564        457,012      30,289

Total Assets                          68,489,448       11,469,144         878,407     (1,173,851)       672,538     109,563
                                   =========================================================================================

Accounts Payable                        (163,252)        (246,717)       (337,818)       (93,336)      (321,840)    (29,920)
Taxes Payable                                  -               (0)              -              -              -      (7,480)
Deferred Taxes - Current                       -                -               -              -              -           -
Accrued Expenses                      (3,251,535)      (3,918,062)     (1,014,344)      (268,032)    (1,914,852)    (36,248)

Total Current Liab.                   (3,414,787)      (4,164,779)     (1,352,162)      (361,368)    (2,236,692)    (73,648)

Cap. Lease - Non-current                       -                -               -              -              -           -
Notes Payable - NC                             -                -               -              -              -           -
Deferred Taxes - Long Term                     -                -               -              -              -           -
Total Non-Current Liab.                        -                -               -              -              -           -
Total Liabilities                     (3,414,787)      (4,164,779)     (1,352,162)      (361,368)    (2,236,692)    (73,648)

Minority Interest - BS                         -                -               -              -              -           -

Common Stock                                (100)      (4,897,199)     (4,189,277)             -       (400,281)    (25,058)
Paid In Capital                                -                -               -              -              -           -
Unrealized Gain on Securities                  -                -               -              -              -           -
Retained Earnings                    (65,074,562)      (2,479,734)      4,599,024      1,598,581      2,070,233     (12,202)
Translation Adjustment                         1           72,569          64,008        (63,362)      (105,798)      1,345
Total Equity                         (65,074,661)      (7,304,364)        473,755      1,535,219      1,564,154     (35,915)

Total Liab & Equity                  (68,489,448)     (11,469,143)       (878,407)     1,173,851       (672,538)   (109,563)

                                   =========================================================================================

Difference                                     0                0              (0)             -              -           -



UB Networks, Inc.                         15-Jan-97      1:30:55 PM             COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                                                      Consolidation Day 5
As of September 30, 1996
                                  Norway                              Czech                               Euro        Total
                                 Holding       Sweden      Spain     Republic      Old UK       Italy    Hdqtrs       Europe

Cash                             184,327       204,407     61,922      47,833             -      8,167      -       4,507,059
Accounts Receivable                    -       772,316    102,900           -             -          -      -      31,107,097
Tandem I/C                       278,613    (1,001,142)  (422,454)   (112,175)    4,841,514    (87,147)     -      32,394,861
Inventory                              -       102,475    163,398           -             -          -      -       8,540,731
Other Current Assets              16,021        69,665      5,342      14,946             -     33,534      -       2,938,564
Total Current Assets             478,961       147,721    (88,892)    (49,396)    4,841,514    (45,446)     -      79,488,312

Fixed Assets                      14,967       172,736    165,940      24,362             -     33,432      -       6,549,150
Goodwill                               -             -          -           -             -          -      -               -
Investments                                                                                                                 -
Other Non-current assets           3,161             -      5,952           -             -        131      -         112,930
Total Non-Current Assets          18,128       172,736    171,892      24,362             -     33,563      -       6,662,080

Total Assets                     497,089       320,457     83,000     (25,034)    4,841,514    (11,883)     -      86,150,392
                              ================================================================================================

Accounts Payable                  (8,462)     (103,106)   (13,296)    (17,382)            -    (26,861)     -      (1,361,990)
Taxes Payable                    (55,962)      (44,976)    17,355           -             -          -      -         (91,063)
Deferred Taxes - Current               -            -           -           -             -          -      -               -
Accrued Expenses                (396,975)     (549,000)  (188,292)     (3,925)            -    (83,080)     -     (11,624,344)

Total Current Liab.             (461,399)     (697,082)  (184,233)    (21,307)            -   (109,941)     -     (13,077,397)

Cap. Lease - Non-current               -             -          -           -             -          -      -               -
Notes Payable - NC                     -             -          -           -             -          -      -               -
Deferred Taxes - Long Term             -             -          -           -             -          -      -               -
Total Non-Current Liab.                -             -          -           -             -          -      -               -
Total Liabilities               (461,399)     (697,082)  (184,233)    (21,307)            -   (109,941)     -     (13,077,397)

Minority Interest - BS                 -             -          -           -             -          -      -               -

Common Stock                           -    (1,069,020)   (55,000)          -   (10,732,252)   (12,691)     -     (21,380,878)
Paid In Capital                        -             -          -           -             -          -      -               -
Unrealized Gain on Securities          -             -          -           -             -          -      -               -
Retained Earnings                (41,270)    1,332,912    101,303      44,823     5,626,210    135,076      -     (52,099,607)
Translation Adjustment             5,580       112,733     54,930       1,518       264,528       (561)     -         407,491
Total Equity                     (35,690)      376,625    101,233      46,341    (4,841,514)   121,824      -     (73,072,994)

Total Liab & Equity             (497,089)     (320,457)   (83,000)     25,034    (4,841,514)    11,883      -     (86,150,391)   (0)
(0)
                              ================================================================================================
Difference                             -             -          -           -             -          -      -               1

UB Networks, Inc.                                 15-Jan-97     1:30 PM         COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Statement of Operations                                            Consolidation Day 5
Year-To-Date
As of September 30, 1996

                                                             Sub-Total         Sub-Total
                                                UBI            Europe            Pac Rim          Japan         Canada

Product Revenue                            (230,406,913)    (139,902,922)      (7,932,838)    (54,447,896)    (8,603,504)
Service Revenue                             (49,364,581)     (15,207,383)      (3,559,187)    (11,861,316)    (2,846,605)
Total Revenue                              (279,771,494)    (155,110,305)     (11,492,025)    (66,309,212)   (11,450,109)
                                                                       -                -
Product Cost of Sales                       186,653,773      110,977,462        5,464,166      36,207,747      7,512,161
Service Cost of Sales                        39,751,837       12,467,272          776,863       9,748,171      1,955,208
Total Cogs                                  226,405,610      123,444,734        6,241,029      45,955,918      9,467,369
                                                                       -                -
Product Gross Margin                        (43,753,140)     (28,925,460)      (2,468,672)    (18,240,149)    (1,091,343)
Service Gross Margin                         (9,612,744)      (2,740,111)      (2,782,324)     (2,113,145)      (891,397)
Total Gross Margin                          (53,365,884)     (31,665,571)      (5,250,996)    (20,353,294)    (1,982,740)
Gross Margin %                                    19.07%           20.41%           45.69%          30.69%         17.32%
                                                                       -                -
R&D                                          38,606,166                -                -         348,803              -
Sales                                        32,307,475       32,176,805        9,007,762      12,996,111      2,364,595
Marketing                                    16,625,083          679,218                -          32,896              -
G&A                                          14,339,046        1,935,965       (1,899,700)        362,969         19,912
Goodwill Expense                                 95,227                -                -               -              -
                                                                       -                -
Total Operating Exp                         101,972,998       34,791,988        7,108,062      13,740,779      2,384,507
                                                                       -                -
Operating (Profit)/Loss                      48,607,114        3,126,417        1,857,066      (6,612,515)       401,767
Operating Profit %                               -17.37%           -2.02%          -16.16%           9.97%         -3.51%
                                                                       -                -
Gain on Sale of Investment                  (32,681,698)               -                -
Interest Inc/Exp                              2,542,943         (192,834)         (18,931)        (10,293)      (125,956)
                                                                       -                -
Profit Before Tax, Minority Int &                                      -                -
Equity Investment (Income)/Loss              18,468,359        2,933,583        1,838,135      (6,622,808)       275,811
                                                                       -                -
Minority Interest - IS                                -                -                -               -              -
Restructuring                                 4,084,433                -                -               -              -
(Gain)/Loss from Equity Investment              292,532                -                -
Provision (credit) for Income Taxes             120,676          (74,019)         277,645               -         55,619
                                                                       -                -
Net (Income)/loss                            22,966,000        2,859,564        2,115,780      (6,622,808)       331,430
                                         ================================================================================
                                                                       -
                                                                       -
Product Gross Margin %                           18.99%            20.68%           31.12%          33.50%         12.68%
Service Gross Margin %                           19.47%            18.02%           78.17%          17.82%         31.31%
Total Gross Margin %                             19.07%            20.41%           45.69%          30.69%         17.32%


UB Networks, Inc.                                 15-Jan-97     1:30 PM         COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Statement of Operations                                            Consolidation Day 5
Year-To-Date
As of September 30, 1996

                                                          Tandem                                                      Combined
                                            Brazil       Debentures    Eliminations       Consol P&L     UB PPA           P&L

Product Revenue                                    -              -     145,294,096     (295,999,977)          -     (295,999,977)
Service Revenue                                    -              -       2,063,901      (80,775,171)          -      (80,775,171)
Total Revenue                                      -              -     147,357,997     (376,775,148)          -     (376,775,148)

Product Cost of Sales                              -              -    (144,757,226)     202,058,083           -      202,058,083
Service Cost of Sales                              -              -      (1,834,390)      62,864,961           -       62,864,961
Total Cogs                                         -              -    (146,591,616)     264,923,044           -      264,923,044

Product Gross Margin                               -              -         536,870      (93,941,894)          -      (93,941,894)
Service Gross Margin                               -              -         229,511      (17,910,210)          -      (17,910,210)
Total Gross Margin                                 -              -         766,381     (111,852,104)          -     (111,852,104)
Gross Margin %                                                                 0.52%           29.69%                       29.69%

R&D                                                -              -               -       38,954,969           -       38,954,969
Sales                                        844,116              -               -       89,696,864           -       89,696,864
Marketing                                          -              -               -       17,337,197           -       17,337,197
G&A                                            2,686              -               -       14,760,878    (271,236)      14,489,642
Goodwill Expense                                   -              -         (28,756)          66,471           -           66,471

Total Operating Exp                          846,802              -         (28,756)     160,816,380    (271,236)     160,545,144

Operating (Profit)/Loss                      846,802              -         737,625       48,964,276    (271,236)      48,693,040
Operating Profit %                                                             0.50%          -13.00%                      -12.92%

Gain on Sale of Investment                                                               (32,681,698)                 (32,681,698)
Interest Inc/Exp                                   -     (2,591,040)              -         (396,111)    249,996         (146,115)

Profit Before Tax, Minority Int &
Equity Investment (Income)/Loss              846,802     (2,591,040)        737,625       15,886,467     (21,240)      15,865,227

Minority Interest - IS                             -              -         106,513          106,513           -          106,513
Restructuring                                      -              -               -        4,084,433           -        4,084,433
(Gain)/Loss from Equity Investment                                                           292,532                      292,532
Provision (credit) for Income Taxes                -              -               -          379,921           -          379,921

Net (Income)/loss                            846,802     (2,591,040)        844,138       20,749,867     (21,240)      20,728,627
                                         =========================================================================================


Product Gross Margin %                                                         0.37%           31.74%                       31.74%
Service Gross Margin %                                                        11.12%           22.17%                       22.17%
Total Gross Margin %                                                           0.52%           29.69%                       29.69%

UB Networks, Inc.                                       15-Jan-97    1:30 PM
Consolidated Statement of Operations
Year-To-Date
As of September 30, 1996
                                                                               Thailand     Sub Total                      Total
                                        Hong Kong       India         Korea    Singapore    Asia Pac       Australia     Pacific Rim

Product Revenue                                  -           -           -            -             -      (7,932,838)   (7,932,838)
Service Revenue                                  -           -           -            -             -      (3,559,187)   (3,559,187)
Total Revenue                                    -           -           -            -             -     (11,492,025)  (11,492,025)

Product Cost of Sales                            -           -           -            -             -       5,464,166     5,464,166
Service Cost of Sales                            -           -           -            -             -         776,863       776,863
Total Cogs                                       -           -           -            -             -       6,241,029     6,241,029

Product Gross Margin                             -           -           -            -             -      (2,468,672)   (2,468,672)
Service Gross Margin                             -           -           -            -             -      (2,782,324)   (2,782,324)
Total Gross Margin                               -           -           -            -             -      (5,250,996)   (5,250,996)
Gross Margin %                                                                                                  45.69%        45.69%

R&D                                              -           -           -            -             -               -             -
Sales                                    2,079,672     421,628     557,275      669,820     3,728,395       5,279,367     9,007,762
Marketing                                        -           -           -            -             -               -             -
G&A                                              -           -    (578,480)    (701,004)   (1,279,484)       (620,216)   (1,899,700)
Goodwill Expense                                 -           -           -            -             -               -             -

Total Operating Exp                      2,079,672     421,628     (21,205)     (31,184)    2,448,911       4,659,151     7,108,062

Operating (Profit)/Loss                  2,079,672     421,628     (21,205)     (31,184)    2,448,911        (591,845)    1,857,066
Operating Profit %                                                                                               5.15%       -16.16%

Gain on Sale of Investment                                                                          -                             -
Interest Inc/Exp                                 -           -           -            -             -         (18,931)      (18,931)

Profit Before Tax, Minority Int &
Equity Investment (Income)/Loss          2,079,672     421,628     (21,205)     (31,184)    2,448,911        (610,776)    1,838,135

Minority Interest - IS                           -           -           -            -             -               -             -
Restructuring                                    -           -           -            -             -               -             -
(Gain)/Loss from Equity Investment                                                                  -                             -
Provision (credit) for Income Taxes              -           -      13,919        8,705        22,624         255,021       277,645

Net (Income)/loss                        2,079,672     421,628      (7,286)     (22,479)    2,471,535        (355,755)    2,115,780
                                        ===============================================================  ==========================

Product Gross Margin %                                                                                          31.12%        31.12%
Service Gross Margin %                                                                                          78.17%        78.17%
Total Gross Margin %                                                                                            45.69%        45.69%

UB Networks, Inc.                                 15-Jan-97       1:30 PM       COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Statement of Operations                                            Consolidation Day 5
Year-To-Date
As of September 30, 1996
                                                                                  Norway
                                         UBNEC           UK          Belgium      Holding       France         Sweden      Germany

Product Revenue                      (103,319,610)  (15,526,059)      235,066             -   (13,170,553)   (8,215,985)    202,613
Service Revenue                                 -    (6,267,184)   (3,192,270)            -    (3,583,892)   (1,200,830)   (586,855)
Total Revenue                        (103,319,610)  (21,793,243)   (2,957,204)            -   (16,754,445)   (9,416,815)   (384,242)

Product Cost of Sales                  79,074,982    12,230,223       332,852             -    11,815,256     7,054,652     182,429
Service Cost of Sales                   2,631,127     2,955,360     2,897,188        70,947     2,531,063       783,682     435,698
Total Cogs                             81,706,109    15,185,583     3,230,040        70,947    14,346,319     7,838,334     618,127

Product Gross Margin                  (24,244,628)   (3,295,836)      567,918             -    (1,355,297)   (1,161,333)    385,042
Service Gross Margin                    2,631,127    (3,311,824)     (295,082)       70,947    (1,052,829)     (417,148)   (151,157)
Total Gross Margin                    (21,613,501)   (6,607,660)      272,836        70,947    (2,408,126)   (1,578,481)    233,885
Gross Margin %                              20.92%        30.32%        -9.23%                      14.37%        16.76%     -60.87%

R&D                                             -             -             -             -             -             -           -
Sales                                   3,441,277     9,279,238     5,389,201     1,290,409     5,897,857     2,504,979   2,625,695
Marketing                                       -        79,027       520,944             -        48,000         8,035           -
G&A                                    17,058,461    (4,508,219)   (5,633,545)   (1,411,713)     (959,492)      463,256  (1,871,099)
Goodwill Expense                                -             -            -              -             -             -           -

Total Operating Exp                    20,499,738     4,850,046       276,600      (121,304)    4,986,365     2,976,270     754,596

Operating (Profit)/Loss                (1,113,763)   (1,757,614)      549,436       (50,357)    2,578,239     1,397,789     988,481
Operating Profit %                           1.08%         8.06%       -18.58%                     -15.39%       -14.84%    -257.25%

Gain on Sale of Investment
Interest Inc/Exp                         (103,503)      (53,658)          903          (414)          994       (32,384)        257

Profit Before Tax, Minority Int &
Equity Investment (Income)/Loss        (1,217,266)   (1,811,272)      550,339       (50,771)    2,579,233     1,365,405     988,738

Minority Interest - IS                          -             -             -             -             -             -           -
Restructuring                                   -             -             -             -             -             -           -
(Gain)/Loss from Equity Investment
Provision (credit) for Income Taxes             -      (284,970)            -        48,367        11,633       111,800           -

Net (Income)/loss                      (1,217,266)   (2,096,242)      550,339        (2,404)    2,590,866     1,477,205     988,738
                                     ===============================================================================================

Product Gross Margin %                      23.47%        21.23%       241.60%                      10.29%        14.14%     190.04%
Service Gross Margin %                                    52.84%         9.24%                      29.38%        34.74%      25.76%
Total Gross Margin %                        20.92%        30.32%        -9.23%                      14.37%        16.76%     -60.87%


UB Networks, Inc.                                 15-Jan-97       1:30 PM       COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Statement of Operations                                            Consolidation Day 5
Year-To-Date
As of September 30, 1996
                                                        Czech                                        Total
                                       Spain          Republic       Holland         Italy           Europe

Product Revenue                       (108,394)               -              -             -       (139,902,922)
Service Revenue                       (376,352)               -              -             -        (15,207,383)
Total Revenue                         (484,746)               -              -             -       (155,110,305)

Product Cost of Sales                  287,068                -              -             -        110,977,462
Service Cost of Sales                  162,207                -              -             -         12,467,272
Total Cogs                             449,275                -              -             -        123,444,734

Product Gross Margin                   178,674                -              -             -        (28,925,460)
Service Gross Margin                  (214,145)               -              -             -         (2,740,111)
Total Gross Margin                     (35,471)               -              -             -        (31,665,571)
Gross Margin %                            7.32%                                                           20.41%

R&D                                          -                -              -             -                  -
Sales                                  990,405          173,262        253,763       330,719         32,176,805
Marketing                               23,212                -              -             -            679,218
G&A                                   (618,092)        (114,451)      (273,498)     (195,643)         1,935,965
Goodwill Expense                             -                -              -             -                  -

Total Operating Exp                    395,525           58,811        (19,735)      135,076         34,791,988

Operating (Profit)/Loss                360,054           58,811        (19,735)      135,076          3,126,417
Operating Profit %                      -74.28%                                                           -2.02%

Gain on Sale of Investment                                                                                    -
Interest Inc/Exp                        (4,987)               6            (48)            -           (192,834)

Profit Before Tax, Minority Int &
Equity Investment (Income)/Loss        355,067           58,817        (19,783)      135,076          2,933,583

Minority Interest - IS                       -                -              -             -                  -
Restructuring                                -                -              -             -                  -
(Gain)/Loss from Equity Investment                                                                            -
Provision (credit) for Income Taxes     31,566                4          7,581             -            (74,019)

Net (Income)/loss                      386,633           58,821        (12,202)      135,076          2,859,564
                                     ===========================================================================

Product Gross Margin %                 -164.84%                                                           20.68%
Service Gross Margin %                   56.90%                                                           18.02%
Total Gross Margin %                      7.32%                                                           20.41%

                                  Exhibit 2.3B

                               UB Networks, Inc.
                           Consolidated Balance Sheet
                              At December 31, 1996

                                                                           Q1
                                                                        FY 1997

                       Assets
Current assets
Cash and equivalents                                                      9,451
Accounts receivable, net                                                 53,787
Accounts receivable from parent                                          (8,941)
Inventories                                                              41,184
Deferred income taxes                                                      --
Prepaid expenses and other                                               12,175
--------------------------------------------------------------------------------
Total current assets                                                    107,656
--------------------------------------------------------------------------------
Property, plant and equipment, at cost                                   96,515
Accumulated depreciation and amortization                               (66,984)
--------------------------------------------------------------------------------
Net property, plant and equipment                                        29,531
--------------------------------------------------------------------------------
Investments in equity affiliates                                             55
--------------------------------------------------------------------------------
Cost in excess of net assets acquired, net                                 --
--------------------------------------------------------------------------------
Other assets                                                              2,361
--------------------------------------------------------------------------------
Total assets                                                            139,603
================================================================================

      Liabilities and stockholder's investment
Current liabilities
Accounts payable                                                         15,147
Income taxes payable                                                        175
Accrued liabilities                                                      35,409
Current maturities of long-term obligations                                --
Note payable to parent                                                     --
--------------------------------------------------------------------------------
Total current liabilities                                                50,731
--------------------------------------------------------------------------------
Long-term obligations                                                       471
--------------------------------------------------------------------------------
Deferred income taxes                                                      --
--------------------------------------------------------------------------------
Minority interest                                                           540
--------------------------------------------------------------------------------
Stockholder's investment
Common Stock                                                             10,751
Additional paid-in capital                                              278,746
Unrealized gain on securities                                               619
Retained earnings (deficit)                                            (201,129)
Accumulated translation adjustments                                      (1,126)
--------------------------------------------------------------------------------
Total stockholder's investment                                           87,861
Total liabilities and stockholder's investment                          139,603
================================================================================

                               UB Networks, Inc.
                        Consolidated Statement of Income
                      Three months ended December 31, 1996

                                                                         Q197
Revenues
Product revenues                                                         50,168
Service and other revenues                                               19,373
--------------------------------------------------------------------------------
Total Revenues                                                           69,541
--------------------------------------------------------------------------------
Costs and expenses
Cost of product revenues                                                 35,122
Cost of service and other revenues                                       15,831
--------------------------------------------------------------------------------
Total cost of revenues                                                   50,953
--------------------------------------------------------------------------------
Gross profit                                                             18,588
--------------------------------------------------------------------------------
Operating expenses
Research and development                                                  9,446
Marketing, general and administrative                                    32,081
Amortization of costs in excess of net assets acquired                        0
Restructuring charges                                                         0
--------------------------------------------------------------------------------
Total operating expenses                                                 41,527
--------------------------------------------------------------------------------
Operating income (loss)                                                 (22,939)
Gain on sale of investments and subsidiaries                             29,558
Other non-operating expenses                                                  0
Interest income                                                             206
Interest expense                                                             (9)
--------------------------------------------------------------------------------
Income (loss) before inc. taxes, min. int., equity invtmt                 6,816
Provision for income taxes                                                   82
Minority interest in earnings of subsidiaries                              (100)
(Income) loss from equity investments                                        93
--------------------------------------------------------------------------------
Net income (loss)                                                         6,741
================================================================================

This Income Statement does not include $245K of restructuring charges that are offset by Tandem's restructuring reserve.

                               UB Networks, Inc.
                      Consolidated Statements of Cash Flows
                  For the Three Months ended December 31, 1996

                                                                        Q1
                                                                       FY97
                                                                   -------------
Cash flows from operating activities:
       Net income                                                         6,741
       Adjustments to reconcile net income
          to net cash provided by operating activities:
              Depreciation and amortization                               3,040
              Gain on sale of investment                                (29,558)
              Minority interest                                             (71)
              Loss on disposition of property, plant & equipment            128
              Changes in (net of acquisitions):
                  Accounts receivable                                    13,766
                  Accounts receivable from parent                        (1,601)
                  Inventories                                               230
                  Prepaid expenses and other                              1,229
                  Other assets                                              177
                  Accounts payable                                      (18,008)
                  Income taxes payable                                      (48)
                  Accrued liabilities                                    (3,899)
                                                                   -------------
Cash used by operating activities                                       (27,874)

Cash flows from investing activities:
       Investment in property, plant & equipment                         (1,129)
       Acquisition of businesses                                              0
       Sale of investment                                                29,865
                                                                   -------------
Cash provided by investing activities                                    28,736

Cash flows from financing activities:
       Borrowings                                                           125
       Dividends paid to minority shareholders                                0
                                                                   -------------
Cash used in financing activities                                           125

Effect of exchange rate fluctuations on cash and equivalents                  7
                                                                   -------------

Net increase in cash and cash equivalents                                   994
Cash and cash equivalents at the beginning of the period                  8,457
                                                                   -------------
Cash and cash equivalents at the end of the period                        9,451

UB Networks, Inc.                          14-Jan-97     7:31 AM                COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                                                      Consolidation Day 5
As of December 31, 1996

                                                     Sub-Total     Sub-Total
                                         UBI           Europe        Pac Rim         Japan         Canada      Brazil

Cash                                 (4,598,264)     4,843,780     1,498,287      4,802,850     2,888,272        15,886
Accounts Receivable                  18,259,162     26,034,962     1,406,512      6,560,522     1,525,871             -
Tandem I/C                           13,680,806     27,319,936    (4,647,118)    (3,640,742)     (201,692)           (0)
Inventory                            27,137,950      7,818,548     1,359,459      7,145,157       316,722             -
Other Current Assets                  7,922,665      2,297,856       368,137      1,357,513       241,255           751
Total Current Assets                 62,402,319     68,315,082       (14,723)    16,225,301     4,770,428        16,637
                                                             -             -
Fixed Assets                         19,284,276      6,803,539       773,327      3,424,372       672,726            (5)
Goodwill                                     (0)             -             -              -             -             -
Investments                                                  -             -
Other Non-current assets             71,821,873        115,467       148,541      1,744,313             -             -
Total Non-Current Assets             91,106,148      6,919,006       921,868      5,168,685       672,726            (5)
                                                             -             -
Total Assets                        153,508,467     75,234,088       907,145     21,393,985     5,443,155        16,632
                                  ======================================================================================
                                                             -             -
                                                             -             -
Accounts Payable                    (11,491,810)    (1,154,519)     (225,664)    (2,217,918)      (57,133)            3
Taxes Payable                           (25,403)       (93,225)       (9,038)       (47,644)           (9)            -
Deferred Taxes - Current                     (0)             -             -              -             -             -
Accrued Expenses                    (20,328,824)    (8,699,175)   (2,216,912)      (852,302)     (528,717)           (1)
                                                             -             -
Total Current Liab.                 (31,846,037)    (9,946,919)   (2,451,614)    (3,117,864)     (585,859)            2
                                                             -             -
Cap. Lease - Non-current                      -       (124,041)             1             -             -             -
Notes Payable - NC                  (34,490,000)             -             -             (5)            -             -
Deferred Taxes - Long Term                    -              -             -              -             -             -
Total Non-Current Liab.             (34,490,000)      (124,041)             1            (5)            -             -
Total Liabilities                   (66,336,037)   (10,070,960)   (2,451,613)    (3,117,869)     (585,859)            2
                                                             -             -
Minority Interest - BS                        -              -             -              -             -             -
                                                             -             -
Common Stock                            (18,681)   (22,484,428)            -    (15,577,035)      (30,000)   (1,187,765)
Paid In Capital                    (114,421,350)    (1,024,588)      (65,867)    (6,262,800)   (1,000,000)            -
Unrealized Gain on Securities          (618,750)             -             -              -             -             -
Retained Earnings                    27,008,201    (40,911,442)    1,649,397      3,185,947    (4,461,363)    1,171,132
Translation Adjustment                  878,150       (742,669)      (39,062)       377,772       634,068             -
Total Equity                        (87,172,430)   (65,163,127)    1,544,468    (18,276,116)   (4,857,295)      (16,634)
                                                             -             -
Total Liab & Equity                (153,508,467)   (75,234,087)     (907,145)   (21,393,985)   (5,443,155)      (16,632)
                                  ======================================================================================


UB Networks, Inc.                          14-Jan-97     7:31 AM                COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                                                      Consolidation Day 5
As of December 31, 1996

                                      Tandem
                                     Debentures    Eliminations    Consol B/S        UB PPA       Combined B/S

Cash                                         -              -       9,450,812               -       9,450,812
Accounts Receivable                          -              -      53,787,029               -      53,787,029
Tandem I/C                           4,688,390     (2,720,410)     34,479,169     (43,420,218)     (8,941,049)
Inventory                                    -     (2,593,654)     41,184,183               -      41,184,183
Other Current Assets                         -        (12,691)     12,175,485               -      12,175,485
Total Current Assets                 4,688,390     (5,326,755)    151,076,678     (43,420,218)    107,656,460

Fixed Assets                                 -     (1,427,037)     29,531,198               -      29,531,198
Goodwill                                     -              -              (0)              -              (0)
Investments                                                                 -                               -
Other Non-current assets                     -    (71,414,068)      2,416,126               -       2,416,126
Total Non-Current Assets                     -    (72,841,105)     31,947,323               -      31,947,323

Total Assets                         4,688,390    (78,167,859)    183,024,001     (43,420,218)    139,603,783
                                  ============================================================================


Accounts Payable                             -              -     (15,147,041)              -     (15,147,041)
Taxes Payable                                -              -        (175,319)              -        (175,319)
Deferred Taxes - Current                     -              -              (0)              -              (0)
Accrued Expenses                       839,817              -     (31,786,114)     (3,623,721)    (35,409,835)

Total Current Liab.                    839,817              -     (47,108,475)     (3,623,721)    (50,732,196)

Cap. Lease - Non-current                     -              -        (124,040)              -        (124,040)
Notes Payable - NC                  30,580,662              -      (3,909,343)      3,562,315        (347,028)
Deferred Taxes - Long Term                   -              -               -               -               -
Total Non-Current Liab.             30,580,662              -      (4,033,383)      3,562,315        (471,068)
Total Liabilities                   31,420,480              -     (51,141,858)        (61,406)    (51,203,263)

Minority Interest - BS                       -       (539,630)       (539,630)              -        (539,630)

Common Stock                                 -     28,546,973     (10,750,936)              -     (10,750,936)
Paid In Capital                    (29,600,281)    41,755,286    (110,619,600)   (168,126,054)   (278,745,654)
Unrealized Gain on Securities                -              -        (618,750)              -        (618,750)
Retained Earnings                   (6,508,588)     8,387,375     (10,479,343)    211,607,679     201,128,336
Translation Adjustment                       -         17,855       1,126,114               -       1,126,114
Total Equity                       (36,108,869)    78,707,489    (131,342,514)     43,481,624     (87,860,890)

Total Liab & Equity                 (4,688,390)    78,167,859    (183,024,002)     43,420,218    (139,603,783)
                                  ============================================================================

UB Networks, Inc.                             14-Jan-97                         COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                    7:31:58 AM                        Consolidation Day 5
As of December 31, 1996

                                                                        Thailand              People's Republic
                                   Hong Kong      India       Korea     Singapore   Taiwan        of China

Cash                                 177,180     105,804      57,898     152,075          -             -
Accounts Receivable                        -           -           -           -          -             -
Tandem I/C                        (3,000,010)   (853,149)    (55,158)   (191,157)   (65,632)      (17,269)
Inventory                                  -           -           -           -          -             -
Other Current Assets                  54,214      12,375       6,641      71,337          -           480
Total Current Assets              (2,768,616)   (734,970)      9,381      32,255    (65,632)      (16,789)        -      -

Fixed Assets                          59,052     160,652      67,858       6,031      8,727             -
Goodwill                                   -           -           -           -          -             -
Investments
Other Non-current assets              11,716      67,678      44,532      19,741      1,400         3,474
Total Non-Current Assets              70,768     228,330     112,390      25,772     10,127         3,474         -      -

Total Assets                      (2,697,848)   (506,640)    121,771      58,027    (55,505)      (13,315)        -      -
                                 ===========================================================================================


Accounts Payable                      (3,427)     (4,012)    (13,649)          -       (647)       (3,765)
Taxes Payable                              -           -         (18)     (9,020)         -             -
Deferred Taxes - Current                   -           -           -           -          -             -
Accrued Expenses                      (4,526)       (268)    (24,717)    (16,894)      (647)            -
                                           -           -           -           -          -             -
Total Current Liab.                   (7,953)     (4,280)    (38,384)    (25,914)    (1,294)       (3,765)        -      -

Cap. Lease - Non-current                   -           -           -           -          -             -
Notes Payable - NC                         -           -           -           -          -             -
Deferred Taxes - Long Term                 -           -           -           -          -             -
Total Non-Current Liab.                    -           -           -           -          -             -         -      -
Total Liabilities                     (7,953)     (4,280)    (38,384)    (25,914)    (1,294)       (3,765)        -      -

Minority Interest - BS                     -           -           -           -          -             -

Common Stock                               -           -           -           -          -             -
Paid In Capital                            -           -     (65,867)          -          -             -
Unrealized Gain on Securities              -           -           -           -          -             -
Retained Earnings                  2,705,468     519,396     (24,854)    (29,637)    56,799        17,081
Translation Adjustment                   333      (8,476)      7,334      (2,476)         -            (1)
Total Equity                       2,705,801     510,920     (83,387)    (32,113)    56,799        17,080         -      -

Total Liab & Equity                2,697,848     506,640    (121,771)    (58,027)    55,505        13,315         -      -
                                 ===========================================================================================

Difference                                 -           -           -           -          -             -         -      -


UB Networks, Inc.                             14-Jan-97                         COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                    7:31:58 AM                        Consolidation Day 5
As of December 31, 1996

                                     Sub Total                     Total
                                     Asia Pac      Australia    Pacific Rim

Cash                                  492,957     1,005,330       1,498,287
Accounts Receivable                         -     1,406,512       1,406,512
Tandem I/C                         (4,182,375)     (464,743)     (4,647,118)
Inventory                                   -     1,359,459       1,359,459
Other Current Assets                  145,047       223,090         368,137
Total Current Assets               (3,544,371)    3,529,648         (14,723)

Fixed Assets                          302,320       471,007         773,327
Goodwill                                    -             -               -
Investments                                 -                             -
Other Non-current assets              148,541             -         148,541
Total Non-Current Assets              450,861       471,007         921,868

Total Assets                       (3,093,510)    4,000,655         907,145
                                 ===========================================


Accounts Payable                      (25,500)     (200,164)       (225,664)
Taxes Payable                          (9,038)            -          (9,038)
Deferred Taxes - Current                    -             -               -
Accrued Expenses                      (47,052)   (2,169,860)     (2,216,912)
                                            -             -               -
Total Current Liab.                   (81,590)   (2,370,024)     (2,451,614)

Cap. Lease - Non-current                    -             1               1
Notes Payable - NC                          -             -               -
Deferred Taxes - Long Term                  -             -               -
Total Non-Current Liab.                     -             1               1
Total Liabilities                     (81,590)   (2,370,023)     (2,451,613)

Minority Interest - BS                      -             -               -

Common Stock                                -             -               -
Paid In Capital                       (65,867)            -         (65,867)
Unrealized Gain on Securities               -             -               -
Retained Earnings                   3,244,253    (1,594,856)      1,649,397
Translation Adjustment                 (3,286)      (35,776)        (39,062)
Total Equity                        3,175,100    (1,630,632)      1,544,468

Total Liab & Equity                 3,093,510    (4,000,655)       (907,145)
                                 ===========================================

Difference                                  -             -               -

UB Networks, Inc.                   14-Jan-97    7:31:58 AM                     COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                                                      Consolidation Day 5
As of December 31, 1996

                                                                                                                      Norway
                                      UBNEC            UK          Belgium       Germany       France     Holland     Holding

Cash                                2,097,260        727,998       253,458       179,779     1,023,674      37,335      31,543
Accounts Receivable                15,462,384      4,744,485       630,727       112,169     4,213,409           -           -
Tandem I/C                         29,811,780      2,497,885      (944,818)   (2,016,122)   (6,539,270)     67,678     227,191
Inventory                           6,267,277        746,470       168,930       180,116       227,397           -           -
Other Current Assets                  144,518        899,613       282,003        69,827       698,078      17,148      16,177
Total Current Assets               53,783,219      9,616,451       390,301    (1,474,231)     (376,712)    122,161     274,911

Fixed Assets                        3,771,851      1,396,906       528,922       140,058       536,995      29,311      18,092
Goodwill                                    -              -             -             -             -           -           -
Investments
Other Non-current assets                    -              -        41,777             -        61,224           -       2,223
Total Non-Current Assets            3,771,851      1,396,906       570,699       140,058       598,219      29,311      20,315

Total Assets                       57,555,070     11,013,357       961,000    (1,334,173)      221,507     151,472     295,226
                                 ==============================================================================================


Accounts Payable                     (105,988)      (194,760)     (384,235)        6,513      (178,894)    (47,013)     (2,592)
Taxes Payable                               -             (0)            -             -             -     (12,664)    (49,931)
Deferred Taxes - Current                    -              -             -             -             -           -           -
Accrued Expenses                   (2,701,893)    (2,535,630)     (534,027)     (389,431)   (1,561,026)    (48,546)   (200,798)

Total Current Liab.                (2,807,881)    (2,730,390)     (918,262)     (382,918)   (1,739,920)   (108,223)   (253,321)

Cap. Lease - Non-current                    -              -             -             -      (124,041)          -           -
Notes Payable - NC                          -              -             -             -             -           -           -
Deferred Taxes - Long Term                  -              -             -             -             -           -           -
Total Non-Current Liab.                     -              -             -             -      (124,041)          -           -
Total Liabilities                  (2,807,881)    (2,730,390)     (918,262)     (382,918)   (1,863,961)   (108,223)   (253,321)

Minority Interest - BS                      -              -             -             -             -           -           -

Common Stock                             (100)    (4,897,199)   (5,292,827)            -      (400,281)    (25,058)          -
Paid In Capital                             -              -             -             -             -           -           -
Unrealized Gain on Securities               -              -             -             -             -           -           -
Retained Earnings                 (54,747,091)    (2,791,561)    5,199,778     1,798,397     2,161,974     (20,317)    (47,166)
Translation Adjustment                      1       (594,206)       50,311       (81,306)     (119,239)      2,126       5,261
Total Equity                      (54,747,190)    (8,282,966)      (42,738)    1,717,091     1,642,454     (43,249)    (41,905)

Total Liab & Equity               (57,555,070)   (11,013,356)     (961,000)    1,334,173      (221,507)   (151,472)   (295,226)
                                 ==============================================================================================
Difference                                  -              0            (0)            -             -           -           -


UB Networks, Inc.                   14-Jan-97    7:31:58 AM                     COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Balance Sheet                                                      Consolidation Day 5
As of December 31, 1996

                                                             Czech                                     Total
                                    Sweden        Spain     Republic      Old UBUK       Italy         Europe

Cash                                 352,451      27,883       9,671              -     102,728      4,843,780
Accounts Receivable                  783,427      88,361           -              -           -     26,034,962
Tandem I/C                          (538,236)   (242,494)    (75,578)     5,297,823    (225,903)    27,319,936
Inventory                             88,187     140,171           -              -           -      7,818,548
Other Current Assets                  85,920       1,501      36,278              -      46,793      2,297,856
Total Current Assets                 771,749      15,422     (29,629)     5,297,823     (76,382)    68,315,082

Fixed Assets                         185,202     147,521      16,850              -      31,830      6,803,539
Goodwill                                   -           -           -              -           -              -
Investments                                                                                                  -
Other Non-current assets                   -       5,894           -              -       4,349        115,467
Total Non-Current Assets             185,202     153,415      16,850              -      36,179      6,919,006

Total Assets                         956,951     168,837     (12,779)     5,297,823     (40,203)    75,234,088
                                 ==============================================================================


Accounts Payable                    (189,180)    (11,608)    (14,860)             -     (31,902)    (1,154,519)
Taxes Payable                        (57,923)     27,293           -              -           -        (93,225)
Deferred Taxes - Current                   -           -           -              -           -              -
Accrued Expenses                    (478,943)   (160,163)     (8,823)             -     (79,896)    (8,699,175)

Total Current Liab.                 (726,046)   (144,478)    (23,683)             -    (111,798)    (9,946,919)

Cap. Lease - Non-current                   -           -           -              -           -       (124,041)
Notes Payable - NC                         -           -           -              -           -              -
Deferred Taxes - Long Term                 -           -           -              -           -              -
Total Non-Current Liab.                    -           -           -              -           -       (124,041)
Total Liabilities                   (726,046)   (144,478)    (23,683)             -    (111,798)   (10,070,960)

Minority Interest - BS                     -           -           -              -           -              -

Common Stock                      (1,069,020)    (55,000)          -    (10,732,252)    (12,691)   (22,484,428)
Paid In Capital                     (911,400)          -           -              -    (113,188)    (1,024,588)
Unrealized Gain on Securities              -           -           -              -           -              -
Retained Earnings                  1,622,610     (25,151)     35,383      5,626,210     275,492    (40,911,442)
Translation Adjustment               126,905      55,792       1,079       (191,781)      2,388       (742,669)
Total Equity                        (230,905)    (24,359)     36,462     (5,297,823)    152,001    (65,163,127)

Total Liab & Equity                 (956,951)   (168,837)     12,779     (5,297,823)     40,203    (75,234,087)
                                 ==============================================================================
Difference                                 -           -           -                          -              0

UB Networks, Inc.                           14-Jan-97    7:31 AM                COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Statement of Operations                                            Consolidation Day 5
Year-To-Date
As of December 31, 1996

                                                          Sub-Total     Sub-Total
                                             UBI           Europe        Pac Rim        Japan         Canada       Brazil

Product Revenue                          (40,237,158)   (26,960,667)   (1,554,319)   (6,909,485)   (1,277,777)          -
Service Revenue                          (12,282,425)    (3,838,954)     (813,198)   (2,109,578)     (892,056)          -
Total Revenue                            (52,519,583)   (30,799,621)   (2,367,517)   (9,019,063)   (2,169,833)          -
                                                                  -             -
Product Cost of Sales                     33,121,792     21,677,338     1,083,383     5,048,178     1,180,937           -
Service Cost of Sales                     10,792,157      3,186,386       166,961     1,696,381       619,688           -
Total Cogs                                43,913,949     24,863,724     1,250,344     6,744,559     1,800,625           -
                                                                  -             -
Product Gross Margin                      (7,115,366)    (5,283,329)     (470,936)   (1,861,307)      (96,840)          -
Service Gross Margin                      (1,490,268)      (652,568)     (646,237)     (413,197)     (272,368)          -
Total Gross Margin                        (8,605,634)    (5,935,897)   (1,117,173)   (2,274,504)     (369,208)          -
Gross Margin %                                 16.39%         19.27%        47.19%        25.22%        17.02%
                                                                  -             -
R&D                                        9,445,703              -             -             -             -           -
Sales                                      7,407,553      8,390,277     2,493,125     3,429,853       509,317      91,554
Marketing                                  4,277,377        181,587             -         3,644             -           -
G&A                                        6,163,207       (288,920)     (609,237)       80,356             -      18,992
Goodwill Expense                                   0             -              -             -             -           -
                                                                  -             -
Total Operating Exp                       27,293,840      8,282,944     1,883,888     3,513,853       509,317     110,546
                                                                  -             -
Operating (Profit)/Loss                   18,688,206      2,347,047       766,715     1,239,349       140,109     110,546
Operating Profit %                            -35.58%         -7.62%       -32.38%       -13.74%        -6.46%
                                                                  -             -
 Gain on Sale of Investments             (29,557,755)             -             -             -             -           -
Interest Inc/Exp                             592,803       (164,260)      (15,645)         (297)      (24,016)          -
                                                                  -             -
Profit Before Tax, Minority Int &                                 -             -
Equity Investment (Income)/Loss          (10,276,746)     2,182,787       751,070     1,239,052       116,093     110,546
                                                                  -             -
Minority Interest - IS                             -              -             -             -             -           -
(Gain)/Loss from Equity Invest                93,492              -             -             -             -           -
Restructuring                                245,173              -             -
 Tax Expense                                  25,875          5,378         2,559        48,482             -           -
                                                                  -             -
Net (Income)/loss                         (9,912,206)     2,188,165       753,629     1,287,534       116,093     110,546
                                         ================================================================================
                                                                  -
                                                                  -
Product Gross Margin %                         17.68%         19.60%        30.30%        26.94%         7.58%
Service Gross Margin %                         12.13%         17.00%        79.47%        19.59%        30.53%
Total Gross Margin %                           16.39%         19.27%        47.19%        25.22%        17.02%


UB Networks, Inc.                           14-Jan-97    7:31 AM                COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Statement of Operations                                            Consolidation Day 5
Year-To-Date
As of December 31, 1996

                                       Tandem                                                  Combined
                                       Debentures  Eliminations    Consol P&L      UB PPA         P&L

Product Revenue                               -      26,771,755    (50,167,651)         -     (50,167,651)
Service Revenue                               -         562,603    (19,373,608)         -     (19,373,608)
Total Revenue                                 -      27,334,358    (69,541,259)         -     (69,541,259)

Product Cost of Sales                         -     (26,989,920)    35,121,708          -      35,121,708
Service Cost of Sales                         -        (630,377)    15,831,196          -      15,831,196
Total Cogs                                    -     (27,620,297)    50,952,904          -      50,952,904

Product Gross Margin                          -        (218,165)    15,045,943          -      15,045,943
Service Gross Margin                          -         (67,774)    (3,542,412)         -      (3,542,412)
Total Gross Margin                            -        (285,939)   (18,588,355)         -     (18,588,355)
Gross Margin %                                            -1.05%         26.73%                     26.73%

R&D                                           -               -      9,445,703          -       9,445,703
Sales                                         -               -     22,321,679          -      22,321,679
Marketing                                     -               -      4,462,608          -       4,462,608
G&A                                           -               -      5,364,398    (67,809)      5,296,589
Goodwill Expense                              -               -              0          -               0

Total Operating Exp                           -               -     41,594,388    (67,809)     41,526,579

Operating (Profit)/Loss                       -        (285,939)    23,006,033    (67,809)     22,938,224
Operating Profit %                                        -1.05%        -33.08%                    -32.99%

 Gain on Sale of Investments                  -               -    (29,557,755)               (29,557,755)
Interest Inc/Exp                       (647,760)              -       (259,175)    62,499        (196,676)

Profit Before Tax, Minority Int &
Equity Investment (Income)/Loss        (647,760)       (285,939)    (6,810,897)    (5,310)     (6,816,207)

Minority Interest - IS                        -         (99,986)       (99,986)         -         (99,986)
(Gain)/Loss from Equity Invest                -               -         93,492          -          93,492
Restructuring                                                          245,173                    245,173
 Tax Expense                                  -               -         82,294          -          82,294

Net (Income)/loss                      (647,760)       (385,925)    (6,489,924)    (5,310)     (6,495,234)
                                       ===================================================================


Product Gross Margin %                                    -0.81%         29.99%                     29.99%
Service Gross Margin %                                   -12.05%         18.28%                     18.28%
Total Gross Margin %                                      -1.05%         26.73%                     26.73%

UB Networks, Inc.                              14-Jan-97    7:31 AM             COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Statement of Operations                                            Consolidation Day 5
Year-To-Date
As of December 31, 1996

                                                                         Thailand                People's          Sub Total
                                         Hong Kong   India      Korea    Singapore    Taiwan  Republic of China     Asia Pac

Product Revenue                                  -        -          -           -         -          -                    -
Service Revenue                                  -        -          -           -         -          -                    -
Total Revenue                                    -        -          -           -         -          -        -           -

Product Cost of Sales                            -        -          -           -         -          -                    -
Service Cost of Sales                            -        -          -           -         -          -                    -
Total Cogs                                       -        -          -           -         -          -        -           -

Product Gross Margin                             -        -          -           -         -          -        -           -
Service Gross Margin                             -        -          -           -         -          -        -           -
Total Gross Margin                               -        -          -           -         -          -        -           -
Gross Margin %

R&D                                              -        -          -           -         -          -                    -
Sales                                      625,796   97,768    191,422     194,328    56,799     17,081            1,183,194
Marketing                                        -        -          -           -         -          -                    -
G&A                                              -        -   (206,277)   (204,045)        -          -             (410,322)
Goodwill Expense                                 -        -          -           -         -          -                    -

Total Operating Exp                        625,796   97,768    (14,855)     (9,717)   56,799     17,081        -     772,872

Operating (Profit)/Loss                    625,796   97,768    (14,855)     (9,717)   56,799     17,081        -     772,872
Operating Profit %

Gain on Sale of Investment                                                                                                 -
Interest Inc/Exp                                 -        -          -           -         -          -                    -

Profit Before Tax, Minority Int &
Equity Investment (Income)/Loss            625,796   97,768    (14,855)     (9,717)   56,799     17,081        -     772,872

Minority Interest - IS                           -        -          -           -         -          -                    -
(Gain)/Loss from Equity Invest                   -        -          -           -         -          -                    -
Restructuring                                    -        -          -           -         -                               -
Provision (credit) for Income Taxes              -        -          -       2,559         -          -                2,559

Net (Income)/loss                          625,796   97,768    (14,855)     (7,158)   56,799     17,081        -     775,431
                                        ====================================================================================
Product Gross Margin %
Service Gross Margin %
Total Gross Margin %


UB Networks, Inc.                              14-Jan-97    7:31 AM             COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Statement of Operations                                            Consolidation Day 5
Year-To-Date
As of December 31, 1996

                                                            Total
                                             Australia   Pacific Rim

Product Revenue                             (1,554,319)   (1,554,319)
Service Revenue                               (813,198)     (813,198)
Total Revenue                               (2,367,517)   (2,367,517)

Product Cost of Sales                        1,083,383     1,083,383
Service Cost of Sales                          166,961       166,961
Total Cogs                                   1,250,344     1,250,344

Product Gross Margin                          (470,936)     (470,936)
Service Gross Margin                          (646,237)     (646,237)
Total Gross Margin                          (1,117,173)   (1,117,173)
Gross Margin %                                   47.19%        47.19%

R&D                                                  -             -
Sales                                        1,309,931     2,493,125
Marketing                                            -             -
G&A                                           (198,915)     (609,237)
Goodwill Expense                                     -             -

Total Operating Exp                          1,111,016     1,883,888

Operating (Profit)/Loss                         (6,157)      766,715
Operating Profit %                                0.26%       -32.38%

Gain on Sale of Investment                                         -
Interest Inc/Exp                               (15,645)      (15,645)

Profit Before Tax, Minority Int &
Equity Investment (Income)/Loss                (21,802)      751,070

Minority Interest - IS                               -             -
(Gain)/Loss from Equity Invest                       -             -
Restructuring                                        -             -
Provision (credit) for Income Taxes                  -         2,559

Net (Income)/loss                              (21,802)      753,629
                                         ============================
Product Gross Margin %                           30.30%        30.30%
Service Gross Margin %                           79.47%        79.47%
Total Gross Margin %                             47.19%        47.19%

UB Networks, Inc.                           14-Jan-97   7:31 AM                 COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Statement of Operations                                            Consolidation Day 5
Year-To-Date
As of December 31, 1996

                                                                                    Norway
                                              UBNEC            UK        Belgium    Holding      France         Sweden     Germany

Product Revenue                           (20,292,139)   (2,840,369)      55,747          -    (2,980,648)     (864,044)    (10,908)
Service Revenue                                     -    (1,854,374)    (892,612)         -      (636,727)     (302,485)   (101,008)
Total Revenue                             (20,292,139)   (4,694,743)    (836,865)         -    (3,617,375)   (1,166,529)   (111,916)

Product Cost of Sales                      16,020,133     2,293,317      193,643          -     2,400,799       728,521      (1,038)
Service Cost of Sales                         817,719       753,875      774,210     62,792       493,621       155,043      91,174
Total Cogs                                 16,837,852     3,047,192      967,853     62,792     2,894,420       883,564      90,136

Product Gross Margin                       (4,272,006)     (547,052)     249,390          -      (579,849)     (135,523)    (11,946)
Service Gross Margin                          817,719    (1,100,499)    (118,402)    62,792      (143,106)     (147,442)     (9,834)
Total Gross Margin                         (3,454,287)   (1,647,551)     130,988     62,792      (722,955)     (282,965)    (21,780)
Gross Margin %                                  17.02%        35.09%      -15.65%                   19.99%        24.26%      19.46%

R&D                                                 -             -            -          -             -             -           -
Sales                                       1,532,630     2,400,349    1,149,081     56,620     1,376,049       562,932     627,695
Marketing                                           -        21,000      108,146          -        16,700        12,177           -
G&A                                         3,288,715      (971,474)    (787,461)  (123,795)     (585,072)       13,069    (405,950)
Goodwill Expense                                    -             -            -          -             -             -           -

Total Operating Exp                         4,821,345     1,449,875      469,766    (67,175)      807,677       588,178     221,745

Operating (Profit)/Loss                     1,367,058      (197,676)     600,754     (4,383)       84,722       305,213     199,965
Operating Profit %                              -6.74%         4.21%      -71.79%                   -2.34%       -26.16%    -178.67%

Gain on Sale of Investment
Interest Inc/Exp                              (39,586)     (114,151)           -     (1,513)        7,019       (15,515)       (149)

Profit Before Tax, Minority Int &
Equity Investment (Income)/Loss             1,327,472      (311,827)     600,754     (5,896)       91,741       289,698     199,816

Minority Interest - IS                              -             -            -          -             -             -           -
(Gain)/Loss from Equity Invest                      -             -            -          -             -             -           -
Restructuring                                       -             -            -          -             -             -           -
Provision (credit) for Income Taxes                 -             -            -          -             -             -           -

Net (Income)/loss                           1,327,472      (311,827)     600,754     (5,896)       91,741       289,698     199,816
                                         ===========================================================================================
Product Gross Margin %                          21.05%        19.26%      447.36%                   19.45%        15.68%     109.52%
Service Gross Margin %                                        59.35%       13.26%                   22.48%        48.74%       9.74%
Total Gross Margin %                            17.02%        35.09%      -15.65%                   19.99%        24.26%      19.46%


UB Networks, Inc.                           14-Jan-97   7:31 AM                 COMPANY CONFIDENITIAL - NEED TO KNOW ONLY
Consolidated Statement of Operations                                            Consolidation Day 13
Year-To-Date
As of December 31, 1996

                                                        Czech                                    Total
                                            Spain      Republic    Holland     Italy             Europe

Product Revenue                            (28,306)          -           -          -        (26,960,667)
Service Revenue                            (51,748)          -           -          -         (3,838,954)
Total Revenue                              (80,054)          -           -          -        (30,799,621)

Product Cost of Sales                       41,963           -           -          -         21,677,338
Service Cost of Sales                       37,952           -           -          -          3,186,386
Total Cogs                                  79,915           -           -          -         24,863,724

Product Gross Margin                        13,657           -           -          -         (5,283,329)
Service Gross Margin                       (13,796)          -           -          -           (652,568)
Total Gross Margin                            (139)          -           -          -         (5,935,897)
Gross Margin %                                0.17%                                                19.27%

R&D                                              -           -           -          -                  -
Sales                                      208,427     119,782     168,385    188,327          8,390,277
Marketing                                    4,631           -      11,433      7,500            181,587
G&A                                       (338,990)   (129,222)   (193,329)   (55,411)          (288,920)
Goodwill Expense                                 -           -           -          -                  -

Total Operating Exp                       (125,932)     (9,440)    (13,511)   140,416          8,282,944

Operating (Profit)/Loss                   (126,071)     (9,440)    (13,511)   140,416          2,347,047
Operating Profit %                          157.48%                                                -7.62%

Gain on Sale of Investment                                                                             -
Interest Inc/Exp                              (383)          -          18          -           (164,260)

Profit Before Tax, Minority Int &
Equity Investment (Income)/Loss           (126,454)     (9,440)    (13,493)   140,416          2,182,787

Minority Interest - IS                           -           -           -          -                  -
(Gain)/Loss from Equity Invest                   -           -           -          -                  -
Restructuring                                    -           -           -          -                  -
Provision (credit) for Income Taxes              -           -       5,378          -              5,378

Net (Income)/loss                         (126,454)     (9,440)     (8,115)   140,416           2,188,165
                                         =================================================================
Product Gross Margin %                      -48.25%                                                19.60%
Service Gross Margin %                       26.66%                                                17.00%
Total Gross Margin %                          0.17%                                                19.27%

                                  Exhibit 2.11a
                                  -------------

                             CROSS LICENSE AGREEMENT


     THIS CROSS LICENSE AGREEMENT is made this 17th day of January 1997 (the "Effective Date"), by and between Ungermann-Bass Networks, Inc., a Delaware corporation doing business as UB Networks, Inc. ("UB"), and Tandem Computers Incorporated, A Delaware corporation ("Tandem").

                                    RECITALS

     A. Tandem, Newbridge Networks Corporation, a corporation organized under the laws of Canada ("Newbridge") and Newbridge Networks, Inc., a Delaware corporation and wholly-owned subsidiary of Newbridge ("NNI"), have entered into a Stock Purchase Agreement (the "Agreement") dated as of January 17, 1997, pursuant to which NNI shall purchase from Tandem all of the outstanding stock of UB.

     B. Subject to the terms and conditions of this Agreement, UB and Tandem are willing to enter into a cross license arrangement with each party providing to the other a license to certain patents and other intellectual property currently used in the operation of its business.

     NOW THEREFORE, it is hereby agreed between the parties as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 "Affiliate" shall mean any entity which controls, is controlled by or
          ---------
is under common control with a party. An entity shall be regarded as in control of another entity if it owns or controls, directly or indirectly, at least 50% of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority). An entity shall only be deemed an Affiliate of another entity for so long as the foregoing control relationship exists.

     1.2 "Intellectual Property Rights" shall mean any and all (i) inventions,
          ----------------------------
discoveries and related subject matter, whether or not patentable, and patent rights and rights, title and interest in letters patent and applications for letters patent, (ii) all right, title and interest in trade secrets and trade secret rights, (iii) writings, software, works and copyrightable subject matter and copyright rights and rights, title and interest in copyrights and copyright registrations, (iv) rights, title and interest in know-how, technical information, processes, practices and systems, whether or not protectable by patent, copyright or trade secret law or as a registered mask work, and (v) licenses granted by third parties of rights to use any of the foregoing where the licensed rights can be sublicensed as provided in Article II below, provided that if such sublicense results in a royalty or other payment obligation to a third party, then the sublicensee shall be responsible for paying such royalty or other amount. "Intellectual Property Rights" shall not include any trademarks, trade names, service marks, emblems, logos, symbols and
insignia  and  rights  with  respect  thereto,   including   registrations   and
registration rights.

     1.3 "Tandem Intellectual Property Rights" shall mean the Tandem Patents and
          -----------------------------------
other Intellectual Property Rights owned by Tandem as of the date hereof, in each case to the extent (and only to the extent) that, as of the Effective Date, such Tandem Patents and other Intellectual Property Rights are utilized in, read upon or otherwise cover a product which is manufactured by or for UB and offered for sale by UB as of the Effective Date.

     1.4 "Tandem Patents" shall (i) mean the patents owned by Tandem as of the
          --------------
date hereof; (ii) any continuations, continuations-in-part, divisionals, reexaminations, reissues or extensions of (i) above; and (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above, in the case of each of clauses (i), (ii) and (iii) where such patents, continuations, continuations-in-part, divisionals, reexaminations, reissues, extensions or foreign counterparts have or claim a convention priority date on or prior to the Effective Date.

     1.5 "Tandem Products" shall mean (i) those products manufactured by or for
          ---------------
Tandem and available for sale by Tandem or its Affiliates as of the Effective Date incorporating UB Intellectual Property Rights, and (ii) future versions and other derivative works of the products described in clause (i).

     1.6 "UB Intellectual Property Rights" shall mean the UB Patents and other
          -------------------------------
Intellectual Property Rights owned by UB as of the date hereof, in each case to the extent (and only to the extent) that, as of the Effective Date, such UB Patents and other Intellectual Property Rights are utilized in, read upon or otherwise cover a product which is manufactured by or for Tandem and offered for sale by Tandem as of the Effective Date.

     1.7 "UB Patents" shall (i) mean the patents owned by UB as of the date
          ----------
hereof; (ii) any continuations, continuations-in-part, divisionals, reexaminations, reissues or extensions of (i) above; and (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above, in the case of each of clauses (i), (i) and (iii) where such patents, continuations, continuations-in-part, divisionals, reexaminations, reissues, extensions or foreign counterparts have or claim a convention priority date on or prior to the Effective Date.

     1.8 "UB Products" shall mean (i) those products manufactured by or for UB
          -----------
and available for sale by UB or its Affiliates as of
     the Effective Date incorporating Tandem Intellectual Property Rights, and
(ii) future versions and other derivative works of the products described in clause (i).


                                   ARTICLE II
                               GRANTS OF LICENSES

     2.1 Grant of License by UB. Subject to the terms and conditions of this
         ----------------------
License Agreement, and subject to any existing licenses, UB hereby grants to Tandem and its Affiliates a non-exclusive, non-transferable (except as provided in Section 5.1), perpetual, irrevocable, world-wide, royalty-free license, without the right to sublicense except for use in connection with Tandem Products, to use and practice the UB Intellectual Property Rights to make, have made, use, sell, copy or otherwise reproduce or have reproduced, enhance or otherwise modify or have modified, prepare or have prepared derivative works, import, market or otherwise advertise, license, distribute, maintain and support the Tandem Products, and for no other purpose whatsoever.

     2.2 Grant of License by Tandem. Subject to the terms and conditions of this
         --------------------------
License Agreement, and subject to any existing licenses, Tandem hereby grants to UB and its Affiliates a non-exclusive, non-transferable, (except as provided in Section 5.1), perpetual, irrevocable, world-wide, royalty-free license, without the right to sublicense except for use in connection with UB Products, to use and practice the Tandem Intellectual Property Rights to make, have made, use, sell, copy or otherwise reproduce or have reproduced, enhance or otherwise modify or have modified, prepare or have prepared derivative works, import, market or otherwise advertise, license, distribute, maintain and support the UB Products, and for no other purpose whatsoever.

     2.3 Residual Rights. Neither party shall be restricted from, or have any
         ---------------
liability to the other party for, using Residual Information (as defined below) derived from the Intellectual Property Rights of the other party. "Residual Information" means ideas, concepts, know-how and other information that remains part of the general knowledge of a person after access to the tangible embodiment of the other party's Intellectual Property Rights.


                                   ARTICLE III
                           WARRANTIES; INDEMNIFICATION

     3.1 Limited Use. Each of UB and Tandem represents and warrants that, to the
         -----------
best of its knowledge, its current uses (other than the provision of manufacturing services to the other party) of the other party's Intellectual Property Rights have not been and will not be material to the business of either party.

     3.2 Disclaimer. EACH OF UB AND TANDEM DISCLAIMS ANY
         ----------

EXPRESS OR IMPLIED WARRANTY (i) THAT ITS INTELLECTUAL PROPERTY RIGHTS WILL
BE FREE FROM ANY CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY AND (ii) OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT. EACH OF UB AND TANDEM DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.


                                   ARTICLE IV
                              TERM AND TERMINATION

     4.1 Term. This License Agreement shall begin on the first date set forth
         ----
hereinabove and shall continue in effect unless terminated by mutual agreement of the parties.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

     5.1 Assignment. This License Agreement may not be assigned by a party,
         ----------
whether by operation of law or otherwise, without the express written consent of the other party, and any attempted assignment in violation of the foregoing shall be null and void. Notwithstanding the foregoing, either party may assign this License Agreement to an acquiror of such party in connection with such acquisition, whether such acquisition is effected by means of a merger, consolidation, sale of assets or otherwise.

     5.2 Amendment; No Waiver. This License Agreement may be amended, modified,
         --------------------
superseded or canceled, and any of the terms and conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance. Failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or considered as a further or continuing waiver of any other provision of this License Agreement.

     5.3 Notice. All notices, requests, demands and other communications
         ------
permitted or required hereunder shall be given in writing and may be delivered personally, by confirmed facsimile transmission, by courier or by prepaid, registered mail, addressed as follows:

         If to UB:           Ungermann-Bass Networks, Inc.
                             3990 Freedom Circle
                             Santa Clara, CA 95054
                             Facsimile: (408) 970-7387
                             Attention: President

         With a copy to:     Newbridge Networks Corporation
                             600 March Road
                             Kanata, Ontario K2K 2E6
                             Canada
                             Facsimile:  (613) 591-3680
                             Attention:  President and Chief Operating Officer

    If to Tandem:            Tandem Computer Corporation
                             10435 N. Tantau Avenue
                             Cupertino, California 95014
                             Facsimile:  (408) 285-4634
                             Attention:  General Counsel

A party hereto may change its address for the purposes of this License Agreement by giving the other party written notice of its new address in accordance with this Section 5.3.

     5.4 Severability. If any provision of this License Agreement is held to be
         ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this License Agreement shall be deemed valid and enforceable to the full extent possible.

     5.5 Survival. The provisions of Article III shall survive any termination
         --------
of this License Agreement.

     5.6 Entire Agreement. This License Agreement constitutes the entire
         ----------------
agreement between the parties hereto with respect to the subject matter hereof.

     5.7 Governing Law. This License Agreement and the rights and obligations of
         -------------
the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of California as applied to contracts between residents of California to be performed wholly within the State.

     5.8 Counterparts. This License Agreement may be executed in several
         ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     5.9 Headings. The headings in this License Agreement are inserted for
         --------
convenience and identification only and are in no way intended to describe, interpret, define nor limit the scope, extent or intent of this License Agreement or any provision hereof.

     5.10 IBM Cross License. Tandem agrees upon request from UB to provide
          -----------------
Tandem's written consent to International Business

Machines Corporation ("IBM") to allow UB to request various patent license rights from IBM as provided for in Section 3.2 of a patent cross license agreement entered into between IBM and Tandem dated June 11, 1986, as amended July 1, 1991.

     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the day and year first above written.

                                            UNGERMANN-BASS NETWORKS, INC.

                                            By:
                                                -------------------------------

                                            Title:
                                                   ----------------------------


                                            TANDEM  COMPUTERS INCORPORATED

                                            By:
                                                -------------------------------

                                            Title:
                                                   ----------------------------

                                 Exhibit 2.11B

                           TRADEMARK LICENSE AGREEMENT

     THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made and entered into this 17th day of January 1997, by and between Tandem Computers Incorporated, a corporation formed under the laws of the State of Delaware with its principal place of business located at 19191 Vallco Parkway, Cupertino, California 95014-2599 ("Licensor"), and Ungermann-Bass Networks, Inc., a corporation formed under the laws of the State of Delaware doing business as UB Networks, Inc., with its principal place of business located at 3990 Freedom Circle, Santa Clara, California, 95051 ("Licensee").

                                   WITNESSETH

     WHEREAS, Licensor owns the trademarks, service marks, logos and other commercial symbols and the registrations and registration applications thereof that are listed on Exhibit A hereto (the "Marks"); and

     WHEREAS, Licensor desires to grant Licensee the right to use the Marks in accordance with the terms hereof;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, the parties hereby agree as follows:

     1. Grant of License. Licensor grants to Licensee the non-exclusive right to
        ----------------
use the Marks in relation to Licensee's GeoLan product family (including future versions and other derivative works thereof) including, without limitation, the use of the Marks in connection with the development, operation and promotion of such product family using the NONSTOP brand worldwide, provided that Licensee shall acknowledge Licensor's ownership of the Marks in connection with Licensee's usage thereof in a manner consistent with Licensor's practice in this regard.

     2. Reasonable Commercial Efforts. Licensee agrees to use its reasonable
        -----------------------------
commercial efforts to exploit the use of the Marks.

     3. Term. The term of this Agreement (the "Term") shall commence on the date
        ----
hereof and shall continue in effect until terminated in accordance with Section 8 below.

     4. Licensor's Title and Rights. Licensee recognizes Licensor's title in and
        ---------------------------
to the Marks and, subject to Section 2 above, will not at any time knowingly do or suffer to be done any act or thing which will in any way impair the rights of the Licensor in and to the Marks.

     5. Quality Control. Licensee acknowledges the importance of maintaining
        ---------------
high, uniform standards of quality for the products sold under the Marks to Licensor's reputation and goodwill. Therefore, Licensee shall maintain the same standard of quality as maintained by Licensor in its usage of the Marks and follow the same standards and specifications as followed by Licensor from time to time relating to the type, nature and quality of the products sold under the Marks; and, Licensor shall have the right to inspect the products sold upon reasonable notice during normal business hours to determine whether Licensee is complying with such standards and specifications.

     6. Infringement/Oppositions. While Licensor, as the owner of the Marks, has
        ------------------------
the ultimate responsibility for preserving and protecting the integrity of the Marks, Licensee shall have the right to institute whatever trademark infringement and opposition proceedings that Licensee considers to be appropriate in order to prevent the unauthorized use or registration of the Marks or any trademarks, service marks, trade names or logos that are confusingly similar to the Marks. Licensor agrees to cooperate fully with Licensee in its prosecution of such actions and to reimburse Licensee for any cost it incurs in instituting and prosecuting such actions. Licensor hereby appoints Licensee as Licensor's attorney-in-fact to take whatever actions that the Licensor deems to be necessary or appropriate in order for Licensee to institute and prosecute any such infringement and opposition proceedings, either in its own name or on behalf of Licensee and Licensor jointly.

     7. Assignment. This Agreement may not be assigned by a party, whether by
        ----------
operation of law or otherwise, without the express written consent of the other party, and any attempted assignment in violation of the foregoing shall be null and void. Notwithstanding the foregoing, either party may assign this Agreement to an acquiror of such party in connection with such acquisition, whether such acquisition is effected by means of a merger, consolidation, sale of assets or otherwise.

     8. Termination. Either party shall have the right to terminate this
        -----------
Agreement as follows:

     a) If either party materially breaches any of the obligations set forth herein, the other party shall have the rights to terminate this Agreement by the delivery to the breaching party of thirty (30) days' prior written notice of termination.

     9. Waiver. The waiver by either party of a breach or provision of this
        ------
Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

     10. Binding Effect. This Agreement shall be binding upon and shall inure to
         --------------
the benefit of the parties hereto and their respective successors and assigns.

     11. Serverability. The invalidity, illegality or unenforceability of any
         -------------
provision hereof shall not in any way affect, impair, invalidate or render unenforceable this Agreement or any other provision thereof.

     12. Choice of Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed the day and year first above written.

                                       Tandem Computers Incorporated


                                       By:
                                           ------------------------------------

                                       Title:
                                             ----------------------------------


                                       Ungermann-Bass Networks, Inc.


                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                                                           EXHIBIT A


 Mark:   NONSTOP

Country                 Classes            App. #               App. Date      Reg. #          Reg. Date      Status
-------                 -------            ------               ---------      ------          ---------      ------

AIPO                    9                  PV.79373             1/19/90        29827           1/19/90        Registered
(African Unloa)
Argentina               9                  1960125              2/6/95         1573294         8/29/95        Registered
Argentina               16                 1960126              2/6/95         1122810                        Renewal Pending
Argentina               15                 1730375              3/5/90         1392044         3/31/92        Registered
Argentina               42                 1859196              10/15/92       1464768         8/31/93        Registered
Argentina               16                 1730374              3/5/90         1392043         3/31/92        Registered
Arizona                 21                                                     19381           8/30/88        Registered
Armenia                 9                  0098                 11/20/95                                      Pending
Austria                 9, 16              110065               11/8/94        110065          8/16/95        Registered
Azerbaijan              9                  237NPT               1/19/94                                       Pending
Bahrain                 9                                                                      7/2/91         Renewal Received
Bahrain                 16                                                                     7/2/91         Renewal Received
Belarus                 9                  BY630                9/28/93        630             9/28/93        Registered
Benelux                 9, 16              375838               6/13/91        375838          7/7/91         Registered
Benelux                 9, 16              375838               6/13/91        375838          7/7/91         Registered
Brazil                  9.4, 9.55, 9.80    810721929            1/13/93        810721929                      Renewal Pending
California                                 58540                10/12/78       11420           10/12/88       Registered
Canada                  0                  478504               11/19/81       278012          3/25/83        Registered
Chile                   9                  158553               8/8/90         363349          1/3/91         Registered
Colombia                16                 320921               4/27/90        108193          5/3/90         Registered
Colombia                9                  345518               8/9/91         143662          11/17/93       Registered
Connecticut             21                                                     4105            9/5/88         Registered
Denmark                 3, 9, 16, 25, 29,  917-1933             10/6/92        917-1933        9/6/93         Registered
                        31, 32, 35
Egypt                   9                  60313                12/24/91       60313           3/10/92        Registered
Egypt                   16                 60314                12/24/91       60314           3/10/92        Registered
Egypt                   42                 60315                12/24/91       60315           3/10/92        Registered
Estonia                 9                  3787                 4/15/93        8369            2/23/94        Registered
Finland                 9, 42              R-4894/95            11/23/95       94356           12/5/95        Registered
France                  9                  104777               1/23/89        1510215         1/23/89        Registered
Georgia                 9                  4830/03              7/30/93                                       Pending
Germany                 9                  395076315            2/20/95                                       Pending
Greece                  9, 16              69650                8/18/91        69650           8/18/91        Registered
Guatemala               9                  3001-86              8/20/86        53627/5/119     8/11/87        Registered
Guatemala               16                 3002-86              8/20/86        53624/2/119     8/11/87        Registered
Hong Kong               9                  4346/93              6/17/94        4346/93         6/17/94        Registered
Hungary                 9                  M9300414             1/29/93        139157          1/29/93        Registered
Illinois                                                                       47046           9/11/88        Registered
India                   16                 382879B              11/9/95        382879B                        Renewal Pending
India                   9                  388254               1/1/81                                        Pending
Indonesia               16                 H4HCO1012456         9/27/93        164618                         Renewal Pending
Iran                    9, 16, 35          54662                6/19/91        54662           9/20/91        Registered


                                                            -1-



Ireland                 9                                                      B103980         4/28/88        Registered
Israel                  9                                                      52600           7/27/88        Registered
Israel                  42                                                     52601           7/27/88        Registered
Italy                   9, 16, 42          34577C/81            7/31/81        440958          8/11/86        Registered
Japan                   11                 80567/1979           10/24/70       2181096         10/31/89       Registered
Kazakhstan              9                  2573                 10/14/93                                      Pending
Kenya                   9                  28971                6/22/88                        8/14/88        Registered
Kuwait                  9                  19369                8/5/96         18178                          Renewal Pending
Kuwait                  16                 19370                8/5/96         18179                          Renewal Pending
Latvia                  9                  M-93-6356            6/29/93        M19327          1/20/95        Registered
Lithuania               9                  RL10855              9/1/93                                        Pending
Malaya                  9                  M/92077              9/7/81                                        Pending
Malaysia                9                  88/04466             8/22/95        88/04466        9/1/95         Registered
Mexico                  35                 267421               8/13/91        267421          6/10/93        Registered
Mexico                  26                 267424               8/13/91        267424          6/11/93        Registered
Minnesota                                                                      5876            8/31/78        Registered
Missouri                                                                       6072            9/1/88         Registered
Nebraska                                   10246                9/1/88         10246           9/1/88         Registered
New York                                                                       R-25221         9/14/88        Registered
New Zealand             9                  165573               5/20/86        B165573         10/20/94       Registered
New Zealand             16                 165572               5/20/86        B165572         5//20/86       Registered
North Carolina                                                                 3210            10/24/88       Registered
Norway                  9, 42              125265               2/22/96        125265          5/29/96        Registered
Pennsylvania                                                                   1360            9/8/78         Registered
Pennsylvania            21                 1360                 9/8/78         1360            9/8/88         Registered
Peru                    9                  195067               12/20/91       64650           2/25/92        Registered
Phillippines            9                  94351                8/5/94                                        Pending
Ras Al-Khaimah          9                  7121                 7/12/90        6980            3/4/91         Registered
Russian Federation      9                  134925               4/19/91        100682          12/6/91        Registered
Saudi Arabia            9                  164/77               7/15/96        164/77          7/29/96        Registered
Saudi Arabia            16                 164/78               7/15/96        164/78          7/29/96        Registered
Singapore               9                  B42/87               1/5/94         B42/87          1/5/94         Registered
Slovenia                9, 16              Z9570350             3/16/95        9570350         6/3/96         Pending
South Africa            9                  92/2346              3/20/92        B92/2346        3/20/92        Registered
South Korea             39                 92-1084              8/25/92        83580           1/14/93        Registered
Spain                   16                 987444               9/30/81        987444          12/4/82        Registered
Spain                   9                  987749               7/10/81        987749          6/5/82         Registered
Sri Lanka               9                  72717                12/19/94                                      Pending
Sweden                  9, 35, 42          189790               12/3/93        189790          1/20/94        Registered
Taiwan                  80                 173499               1/21/92        173499          3/1/92         Registered
Taiwan                  8                  7788                 7/8/92         7780            8/16/92        Registered
Tajhkistan              9                  94000985             9/20/94                                       Pending
Texas                                                                          35272           9/18/88        Registered
Thailand                9                  265830               6/3/94         KOR19374        7/26/94        Registered
Ukraine                 9                  2446                 6/14/93        2446            11/15/93       Registered
United Arab Emirates    9, 16, 37, 42                                                                         Dispatched
United Kingdom          9                  B1213241                            B1213241        2/22/91        Registered


                                                            -2-


United Kingdom          16                 B1213242                            B1213242        2/22/91        Registered
United States           9, 16              73/786393            3/13/89        1563187         10/31/89       Registered
United States           42                 183892               8/29/78        1181573         12/8/81        Registered
Uzbekistan              9                  93020603             9/7/93         1110            8/15/94        Registered
Venezuela               26                 5987-91              4/10/91                                       Pending
Venezuela               38                 2044-86              2/21/86        133431/F        6/1/88         Registered
Venezuela               21                 10421                11/28/81       115485          10/8/85        Registered
Vietnam                 9                  12639                3/30/93        10495           12/23/3        Registered
Virginia                                                                       ???             10/27/78       Registered



Mark:    NONSTOP (IN KATAKANA)

Country                 Classes            App. #               App. Date      Reg. #          Reg. Date      Status
-------                 -------            ------               ---------      ------          ---------      ------
Japan                   11                 74818/1991           7/16/91        2704003         2/28/95        Registered


                                  Exhibit 2.12

                       PLEASE BE SURE AND SIGN PAGES 5 & 6



TO:     All Employees

FROM:   Carol Berge, General Counsel

SUBJ:   Proprietary Information and Inventions Agreement

The long term success of our Company is highly dependent upon our ability to protect proprietary information and trade secrets from our competitors and potential competitors. In order for this to occur, it is essential that each employee of the Company has an understanding of the definition of proprietary information. It is also important that each individual takes responsibility for protecting that information.

"Proprietary information" is information that is not made available to the general public by the Company and that may give the Company a competitive advantage. Most employees have access to information in their work area that would be classified as proprietary. Proprietary information includes, for instance, processes, formulas, data, know-how, improvements, firmware, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, licenses, prices, costs, the abilities and compensation levels of our employees and customer and supplier lists that are used in our business and provide an advantage over competitors.

In order to protect this competitive advantage, it is critical that all information which is proprietary be clearly identified as such and safeguarded from persons other than employees with a need to access this information. Information such as drawings, diagrams, lists, computer printouts and documents, if they are proprietary, should be labeled or stamped "Proprietary Information" or "Company Private" and kept in a secure place. When these items are no longer in use, they must be properly destroyed.

You should not assume, however, that information which is not labeled proprietary or private is free to be communicated outside the Company. If you are in doubt as to whether or not to show Company documents to or discuss Company business of any kind with people outside the Company, don't. A large part of ensuring the success of Ungermann-Bass Networks, Inc. is protecting the leading edge we have over our competitors and that responsibility belongs to each one of us.

If you have any questions, please discuss them with your manager, supervisor or me.

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
                ------------------------------------------------

I recognize that UB Networks, a California corporation, together with its subsidiaries (hereinafter collectively called the "Company") is engaged in a continuous program of research, development, and production respecting its business.

I understand that:

(a) As part of my employment by the company I am expected to make new contributions and inventions of value of the Company.

(b) My employment creates a relationship of confidence and trust between me and the Company with respect to any information applicable to the business of the Company or to the business of any client or customer of the Company, which I receive from the Company or any client or customer of the Company, of which I learn during the period of my employment.

(c) The Company possesses information that has been created, discovered, or developed, acquired or otherwise become known to the Company (including but not limited to information I have created, discovered, or developed, during or as a result of my employment by the Company). This information has commercial value in the Company's business. All such information is hereinafter called "Proprietary Information". Proprietary Information includes but is not limited to all or any part of any inventions (including machines, articles of manufacture, compositions of matter, methods, processes, arts and all other inventions whether or not patentable), developments, technical data, discoveries, ideas, techniques, trade secrets, algorithms, flow charts, works (including mask works, computer software, firmware, computer programs, computer documentation, data bases, listings, books, manuals and all other works whether or not registerable), business information (such as plans, proposals, reports, strategies, forecasts, financial data, supplier lists, customer lists, prospect lists, contact-persons and the identities, abilities and compensation levels of other employees), confidential information and materials and other confidential things of all kinds.

(d) In consideration of my employment (including any time I am retained by the Company as a consultant) I hereby agree as follows:

1.   Proprietary Information Belongs to Company
     ------------------------------------------

All Proprietary Information shall be the sole property of the Company and the Company shall be the sole owner of all inventions, patents, copyrights, copyright registrations, maskworks, mask-work registrations, trade secrets and other rights related to Proprietary Information. I hereby assign to the Company any rights I may have or acquire in the Proprietary Information. At all times both during and after my employment by the Company I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything relating thereto without the prior written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. Any Proprietary Information I am authorized to disclose, I will conspicuously mark or otherwise identify clearly as Proprietary Information.

2.   I Will Not Compete or Create Conflict of Interest
     -------------------------------------------------

While employed by the Company I will not directly or indirectly compete with the Company or do anything that could conflict with my obligation to work solely for the Company's benefit.

3.   I Will Return Company Documents
     -------------------------------

In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents and data of any nature pertaining to the Company and I will not take with me originals or copies of any such documents or data.

4.   I Will Disclose Inventions
     --------------------------

I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulas, processes, techniques, know-how, software, mask-works, memoranda works of authorship, and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment which are related to or useful in the business of the Company, or result from tasks assigned me by the Company or result from use of premises owned, leased, or contracted for by the Company (all said improvements, inventions, formulas, processes, techniques, know-how, software, mask-works, memoranda and data shall be collectively hereinafter called "Inventions").

5.   I Assign My Inventions to Company
     ---------------------------------

All Inventions shall be the sole property of the Company and the Company shall be the sole owner of all patents, copyrights, copyright registrations, mask-works, mask-work registrations, trade secrets and other rights related to any Inventions. I hereby assign to the Company any rights I may have or acquire in such Inventions. I will assist the Company in every proper way (but at the Company's expense) to obtain and enforce patents, copyright registrations, mask-work registrations and other rights on any Inventions and in any countries. To that end I will execute all documents for use in applying for, obtaining and enforcing such patents and for assigning them to the Company or persons designated by it. My obligation to assist the Company under this paragraph shall continue beyond the termination of my employment, provided that the Company will reasonably compensate me for such assistance.

In the event the Company is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright or mask-wok registration, or other right or protection relating to an Invention, whether because of my physical or mental incapacity or for any reason, I hereby irrevocably appoint the Company and its authorized officers and agents as my agent and attorney-in-fact, to act in my behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or mask-work registrations, or similar protections with the same legal force and effect as if executed by me.

I understand that to the extent California law is applicable to the agreement, this paragraph 5 does not apply to inventions which qualify fully for protection under Section 2870 of the California Labor Code which provides as follows:

          Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's time, and (a) which does not relate (1) to the business of the employer or (2) to the employer's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable".

6.   I Have Identified My Past Inventions
     ------------------------------------

I have identified on Exhibit A attached hereto all inventions and improvements relevant to the subject matter of my employment by the Company which I made, conceived or first reduced to practice, alone or jointly with others, prior to my employment by the Company and which I desire to remove from the operation of this Agreement. If there is no such list on Exhibit A, I represent that I have made no such inventions and improvements.

7.   No Breach of My Past Agreements, Duties
     ---------------------------------------

My performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me prior to my employment by the Company or any other obligation to any former employer.

8.   No Unauthorized Use of Prior Employers' Materials
     -------------------------------------------------

The only materials or documents of a former employer which are not generally available to the public that I have brought or will bring to the Company or use in my employment are identified on Exhibit A attached hereto. I have obtained, prior to my employment with the Company, written authorization from such former employee for the possession and use of each such item in my employment with the Company.

9.   Effective Date
     --------------

This agreement shall be effective as of the first day of my employment by the Company, namely:
                ----------------------

10.  Agreement Binding on My Successors
     ----------------------------------

This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall insure to the benefit of the Company, its successors, and assigns.

THIS AGREEMENT DOES NOT CONSTITUTE A CONTRACT OF EMPLOYMENT AND DOES NOT AFFECT THE AT-WILL STATUS OF MY EMPLOYMENT.

Dated: ____________________        By: __________________________________
                                                   (Signature)

                                       ----------------------------------
                                                   (Print name)


ACCEPTED AND AGREED TO:

UNGERMANN-BASS NETWORKS, INC.


By:

                                    EXHIBIT A

Ungermann-Bass Networks, Inc.
3900 Freedom Circle
Santa Clara, CA 95052

Gentlemen:

1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Ungermann-Bass Networks, Inc. (the "Company") which I made or conceived or first reduced to practice, alone or jointly with others prior to my engagement by the Company (if none, write NONE below)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(Attach additional sheets if necessary)

2. I have obtained the written authorization of a previous employer (a copy of which is attached hereto) to bring to and use in my employment with the Company the following materials and documents of such former employer which are not generally available to the public (if none, write NONE below):

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(Attach additional sheets if necessary)

------------------------                  -------------------------------------
Date                                       Employee Signature

                          UNGERMANN-BASS NETWORKS, INC.
                    CORPORATE PURCHASE AGREEMENT (CONSULTING)
                                AGREEMENT NO. CS-

This Consulting Agreement (Agreement) is made as of   (date)   , between
                                                    -----------
UNGERMANN-BASS NETWORKS, INC located at 3900 Freedom Circle, Santa Clara, California 95054 and (Consultant Name) ("Consultant"), located at
______________________________.

1.   THE SERVICES. Consultant shall provide the services described in any Work
     ------------
     Statement to which this Agreement relates (the Services). Work Product shall mean all deliverables, recommendations, reports, designs, diagrams, specifications, writings of any nature, photographs, artwork, audio and audio-visual works, computer programs, inventions, discoveries, and improvements developed, conceived, or reduced to practice in the course of or arising out of any services. A Work Statement may only be changed in a writing signed by both parties.

2.   CONFLICTS OF TERMS. The Services and Work Product shall be provided solely
     ------------------
     under the terms of this Agreement and its attachments, which shall override any language in any other document.

3.   TERM OF AGREEMENT. The term of this Agreement shall be one (1) year from
     -----------------
     the Effective date, unless earlier terminated as provided herein. The term of this Agreement shall be extended for additional one (1) year terms thereafter automatically and without any act of either party, unless Customer gives written notice to Consultant prior to the end of any term that it has elected not to renew the Agreement for the ensuing term. The terms and conditions of this Agreement shall apply to any Work Statement issued hereunder, whether or not the Agreement remains in effect when performance or any claim under Work Statement is made.

4.   MANNER OF PERFORMANCE OF SERVICES. Consultant shall be an independent
     ---------------------------------
     contractor, will perform the Services without direct supervision of Customers personnel, and in such manner as Consultant shall determine, consistent with the Work Statement. Consultant shall have no authority to represent or create any obligation on behalf of Customer .

5.   PRICE AND PAYMENT. Upon completion to Customer's satisfaction of the
     -----------------
     Services, Customer shall pay Consultant the amounts in the Work Statement. Unless otherwise provided in the Work Statement, Customer shall pay Consultant within thirty (30) days of receipt of an undisputed invoice for Services. The charges shall be deemed inclusive of all costs, taxes and fees, and Consultant will be responsible for its own expenses incurred in connection with the Services unless otherwise specified in a Work Statement. Any expense reimbursement permitted by Customer will be in accordance with Customer's then-current policies.

6.   OWNERSHIP OF WORK PRODUCT. All Work Product shall be disclosed promptly to
     -------------------------
     Customer and be a "work for hire" and the exclusive property of Customer. Consultant transfers and assigns to Customer all right, title, and interest in the Work Product, including all rights in any patents, copyrights, trade secrets, inventions, copyrightable materials, or other intellectual property rights relating to the Work Product. Consultant shall execute any documents and otherwise cooperate with Customer, at Customer's expense but without further compensation to Consultant, in any action Customer deems necessary to secure fully to Customer all rights in the Work Product or to obtain, maintain, or defend for Customer's benefit any of the intellectual property rights identified above.

7.   INFRINGEMENT. Consultant warrants that Consultant has the right to make any
     ------------
     use of the Work Product and any materials, concepts, processes, or information contained therein as Customer may determine, without violation of any right of any third party and without creating any obligation on the part of Customer to pay any fee, license, penalty, or other expense in connection with Customer's use, reproduction, marketing, licensing or sale.

8.   TERMINATION OF SERVICES. Customer may terminate this Agreement and any Work
     -----------------------
     Statement hereunder for its convenience at any time upon three (3) days written notice to Consultant. In such event, Customer will, as its sole and exclusive obligation, pay Consultant for the value to Customer of the Services rendered prior to notification to Consultant, as determined by Customer in good faith.

     Customer may terminate this Agreement and any Work Statement thirty (30) days after notifying Consultant in writing that Consultant has breached this Agreement, unless such breach is cured within said thirty (30) days. Customer may, in addition to any other remedies at law or in equity, recover the reasonable costs of completing the Services. In its sole discretion, Customer may also accept and pay for the services or Work Product which were properly performed and completed prior to the default, and may offset the value of such services and Work Product against the damages caused by such default.

     The prevailing party in any dispute hereunder shall be entitled to recover its costs, including reasonable attorneys' fees, incurred in contesting such dispute. The parties acknowledge that if Consultant breaches its obligations under Sections 6, 7 or 9, Customer will suffer irreparable injury and that money damages will not provide an adequate remedy. In such circumstances, Customer shall have the right, in addition to any other rights and remedies available to it, to have such obligations specifically enforced by any court having equity jurisdiction. Consultant's obligations under Sections 6, 7, 9, 11 and this Section 8 shall survive expiration or termination of this Agreement.

     Upon any termination or expiration of this Agreement or a Work Statement, Consultant shall deliver promptly to Customer all Work Product together with all copies of any documents, software, specifications, and materials of any sort which were furnished by Customer to Consultant or are Customers property. Customer may withhold final payment until receipt of all such materials, or in its discretion may offset from such final payment its good faith estimate of the value of any such materials not returned.

9.   CONFIDENTIALITY.
     ---------------

     9.1 Consultant acknowledges and agrees that the Work Product as well as any information, oral or written, that is not generally known outside of Customer, including without limitation, information relating to Customer's products, designs or research, information relating to Customers business operations, such as its marketing plans, customer lists, pricing methods and personnel, and information disclosed to Customer in confidence by third parties, (collectively "Confidential Information"), is the confidential information of Customer.

     9.2 Consultant agrees to receive and maintain all Confidential Information in the strictest confidence and, except as provided herein, shall not use Confidential Information for its own benefit or disclose it or otherwise make it available in whole or in part to third parties without the prior written consent of Customer. Consultant agrees to limit the disclosure of Confidential Information to only those employees who are under a commitment of confidentiality with regard thereto and who need Confidential Information to perform Services for Customer, and to advise all employees of Customer's rights in the Confidential Information. Customer shall have the right to require reasonable modifications of Consultant's security procedures to safeguard Customer's Confidential Information.

     9.3 Nothing in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information, patents, trademarks or copyrights of Customer except as necessary for the limited purposes of Consultant's performance of Services. Consultant agrees that it shall not attempt to interfere with the business of Customer and shall not attempt to use any information or experience gained in performing the Services in a manner that would harm Customer in any way.

     9.4 Consultant shall not disclose or disseminate to any third party the fact that it has furnished or contracted to furnish Customer with Products hereunder or the specific contents or provisions of this Agreement without the prior express written consent of Customer.

     9.5 Non-confidential Information Consultant shall have no obligation not to disclose or use information to the extent such information:

          A. Is or becomes generally available to the public other than as a consequence of a breach of an obligation of confidentiality to Customer; or

          B. Is furnished on five (5) or more occasions to third parties by Customer without a restriction on disclosure; or

          C. Is known to or independently developed by Consultant prior to disclosure by Customer; or

          D. Is received from a third party independent of Customer without breaching an obligation of confidentiality; or

          E. Is required to be disclosed by operation of law or by an instrumentality of the government, including but not limited to any court, tribunal or administrative agency.

     9.6 To the extent Consultant makes available to Customer information which constitutes and is clearly marked as confidential or proprietary information of Consultant, Customer shall be subject to the provisions of Sections 9.2 and 9.5 above with regard to such information, to the same extent as Consultant is subject to such provisions with regard to the Confidential Information of Customer.

10.  NOTICES. All notices shall be in writing and sent to the parties at their
     -------
     addresses set forth in this Agreement or as modified by written notice to the other party. Such notices shall be deemed given when delivered personally or three (3) days after postmark date if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to a party as stated above.

11.  HOLD HARMLESS. Consultant agrees to defend, indemnify, and hold Customer,
     -------------
     its parent corporation, subsidiaries and employees harmless against all suits, claims, liabilities, causes of action, losses, and expenses, including reasonable attorneys fees and costs of suit, resulting from any act or omission of Consultant relating to the Services, or from any claim that the Work Product infringes any patent or copyright, or otherwise violates the rights of any third party.

12.  ENTIRE AGREEMENT. This Agreement represents the entire agreement and
     ----------------
     supersedes all prior agreements and understandings between the parties relating to the subject matter hereof and may be changed only in writing signed by both parties. If a provision shall be judicially held invalid or unenforceable, such provision shall be deemed omitted or modified to the minimum extent required by such court, and the remainder of this Agreement, including any modified provision, shall continue in full force. No delay or failure of either party to enforce any right hereunder shall be deemed a waiver thereof or of any other right hereunder, and no waiver shall constitute a continuing waiver or such right.

13.  EEO. Contractor agrees to comply with all applicable laws including, if
     ---
     appropriate, Executive Order 11246, as amended, 38 USC 2012 of the Vietnam Era Veterans Readjustment Act of 1974 and Section 503 of the Rehabilitation Act of 1973, as amended, and the regulations at 41 CFR Parts 60-1 through 60-60, 60-250 and 60-741.

14.  ASSIGNMENT. Consultant may not assign this Agreement; any such attempted
     ----------
     assignment shall be void.

15.  APPLICABLE LAW. This Agreement shall be governed by the laws of the State
     --------------
     of California as they apply to agreements executed and performed entirely in California.

16.  SIGNATURES
     ----------

Customer:                              Consultant:
UNGERMANN-BASS  NETWORKS, INC.


By:                                    By:


Name                                   Name

Title                                  Title

Date                                   Date

                                  ATTACHMENT A
                                 WORK STATEMENT
                              AGREEMENT NO. CS-____
                              Work Statement No. __

1.   General
     -------

     This Work Statement defines work to be done on a work-for-hire basis for UNGERMANN-BASS NETWORKS, INC. by ______________________ under Corporate Purchasing Agreement No. ______.

2.   General Description of Project/Services:
     ---------------------------------------


3.   Project Coordinators               Name and Phone Number
     --------------------               ---------------------

     Customer Contract Coordinator:     James Garcia (408)562-7809

     Consultant Contract Coordinator:

     Customer Technical Coordinator:

     Consultant Technical Coordinator:


4.   Detailed Description of Services:
     --------------------------------


5.   Equipment and Resources to be Provided by Customer
     --------------------------------------------------

     Customer shall provide and make available to Consultant, on a loan basis only, the following materials, documentation and equipment:


6.   Consultant Resources
     --------------------

     List the Key Person(s) who will perform the Service (or the specific sub-tasks set forth in this Work Statement) including their job title.

7.   Description of Deliverables
     ---------------------------

     Include a list of deliverables and a detailed description of what is included in each deliverable with time schedule for performance and delivery.


8.   Special Terms
     -------------


9.   Method of Payment
     -----------------


10.  Payment Schedule:
     ----------------


11.  Schedule and Performance Milestones
     -----------------------------------

     The following schedule sets the target dates and performance milestones for the preparation and delivery of the Deliverables by Consultant.

     -------------------------------------------------------

12.  Acceptance and Testing Procedures
     ---------------------------------

     -------------------------------------------------------

13.  Warranty
     --------

     Specify the warranty period, if any, required. Include the kind of support you require during the warranty period.
     --------------------------------------------------------


14.  Location of Work Facilities
     ---------------------------

     -----------------------------------------------------------


15.  Government Contracts
     --------------------

     If any of the work to be performed under this Work Statement is rendered pursuant to or under a contract with a government agency, the clauses identified on the attached page(s) shall be a part of the Agreement governing Consultants performance of the Services and are hereby incorporated by this reference.


16.  Signatures
     ----------

Customer:                               Consultant:
UNGERMANN-BASS NETWORKS, INC.


By:_____________________                By:_______________________


------------------------                --------------------------
Name                                    Name

-------------------------               --------------------------
Title                                   Title